Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

In re:	§	Chapter 11
§
Seahawk Drilling, Inc., et al.[1],	§	Case No. 11-20089-RSS
§
Debtors.	§	Jointly Administered

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS AND DEBTORS-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Dated: July 6, 2011

FULBRIGHT & JAWORSKI L.L.P.

BERRY D. SPEARS

JOHNATHAN C. BOLTON

R. ANDREW BLACK

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

TELEPHONE: (713) 651-5151

FACSIMILE: (713)   651-5246

and

JORDAN, HYDEN, WOMBLE,

CULBRETH & HOLZER P.C.

SHELBY A. JORDAN

NATHANIAL PETER HOLZER

500 N. SHORELINE BLVD., SUITE 900

CORPUS CHRISTI, TEXAS 78401-0341

TELEPHONE: (361) 653-6624

FACSIMILE: (361) 888-5555

ATTORNEYS FOR THE DEBTORS

AND THE DEBTORS-IN-POSSESSION

1 The Debtors in these jointly-administered chapter 11 cases are: Seahawk Drilling, Inc., Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

i

INTRODUCTION

Seahawk Drilling, Inc. (“Seahawk” or the “Company”), Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC (collectively, the “Debtors”), as Debtors and Debtors-in-Possession in the above-captioned chapter 11 reorganization case pending before the Bankruptcy Court, hereby propose this Joint Plan of Reorganization of the Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code (the “Plan”) for the resolution of the outstanding claims against and interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.

Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019 and any provisions of the Plan, the Debtors expressly reserves their rights to alter, amend, modify, revoke or withdraw this Plan, one or more times, prior to its substantial consummation.

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(continued)

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(continued)

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(continued)

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(continued)

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PLAN SCHEDULES

Plan Schedule I:	Retained Causes of Action

Plan Schedule II:	List of Assumed and Assigned Executory Contracts and Unexpired Leases

Plan Schedule III:	Liquidating Trust Agreement

Plan Schedule IV:	List of Litigation and Other Contingent Unsecured Claims

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ARTICLE I

DEFINED TERMS

For purposes of this Plan, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meaning set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to the term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.1.    “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, without limitation, any (a) actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtors (including wages, salaries, and commissions for services rendered after the Petition Date), (b) Professional Fee Claims, (c) fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, and (d) DIP Lender Claims to the extent not already paid or satisfied under the terms of the Plan.

1.2.    “Administrative Claims Bar Date” means, except as modified by Section 11.2 of the Plan, the deadline for filing motions seeking payment of Administrative Claims which shall be thirty (30) days after the occurrence of the Effective Date.

1.3.    “Administrative Tax Claim” means an Unsecured Claim asserted by a Governmental Unit for taxes (and for any interest, penalties or other charges related to such taxes) for any tax year or period, all or a portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.

1.4.    “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.5.    “Aggregate Consideration” shall have the meaning ascribed to it in the APA.

1.6.    “Allowed Claim” means a Claim, or any portion thereof, that either:

(a)    if no proof of Claim has been timely filed on or before the Claims Bar Date, (i) has been scheduled by the Debtors in a liquidated amount, and (ii) such Claim is not disputed or contingent, and (iii) no objection has been filed to the Claim by an Interested Party within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and (iv) which Claim has not been disallowed under section 502(d) or (e) of the Bankruptcy Code; or

(b)    if a proof of Claim has been timely filed on or before the Claims Bar Date, or is deemed timely filed by the Bankruptcy Court pursuant to a Final Order, the amount of the Claim (i) as to which any Interested Party has not filed an objection within the time required under this Plan, or otherwise fixed by the Bankruptcy Court, and (ii) that has not been disallowed under section 502(d) or (e) of the Bankruptcy Code; or

(c)    has been allowed by a Final Order of the Bankruptcy Court; or

(d)    is expressly allowed in a liquidated amount in this Plan.

For purposes of Unsecured Claims, any reference to “Allowed Claims” shall include (i) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (ii) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (iii) reasonable attorney’s fees to the extent due under applicable bankruptcy or non-bankruptcy law.

1.7.    “Allowed Class … Claim” means an Allowed Claim in the particular Class described.

1.8.    “Allowed Interest” means, with respect to any Interest, an Interest held by a party who was listed as a stockholder of record of Seahawk on the Distribution Record Date or as allowed by Final Order of the Bankruptcy Court.

1.9.    “APA” means the Asset Purchase Agreement, dated as of February 11, 2011, by and between the Debtors and Hercules.

1.10.    “Assets” means all assets of the Estate as of the Effective Date including “property of the estate” as described in section 541 of the Bankruptcy Code.

1.11.    “Available Cash” means all Cash held by the Debtors or Liquidating Trustee, as the case may be, less (i) any Cash held in Reserves; (ii) Cash used to pay Claims in Classes 1 through 7; and (iii) Cash used to pay fees and expenses incurred by the Liquidating Trust.

1.12.    “Avoidance Actions” means all Causes of Action arising under chapter 5 of the Bankruptcy Code, including under sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or arising under similar state or federal statutes and common law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or similar state laws, whether or not litigation is commenced to prosecute such Causes of Action.

1.13.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

1.14.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division or the United States District Court for the Southern District of Texas, Corpus Christi Division exercising original jurisdiction over the Cases or matters arising therin.

1.15.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended and applicable to the Case.

1.16.    “Bar Date” means the deadline for Creditors to file proofs of claim, established by the Bankruptcy Court as April 22, 2011, for non-governmental claimants, and August 10, 2011 for Governmental Units, and any supplemental bar dates established by the Bankruptcy Court.

1.17.    “Benefit Plans” means any pre-petition plan providing benefits to employees of the Debtors on account of their employment with the Debtors.

1.18.    “Blake” means Blake International USA Rigs, LLC and any subsidiaries, Affiliates and their respective directors, officers, employees and agents.

1.19.    “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.20.    “Case(s)” or “Chapter 11 Case(s)” means each individual bankruptcy case and the jointly-administered bankruptcy cases filed under chapter 11 of the Bankruptcy Code commenced by Seahawk and the Subsidiary Debtors on February 11, 2011, styled In re Seahawk Drilling, Inc., et al., pending in the Bankruptcy Court under Jointly-Administered Case No. 11-20089 - RSS.

1.21.    “Cash” means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.

1.22.    “Causes of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, of the Debtors, including Avoidance Actions, and such other actions as may be listed on Plan Schedule I (including those claims and causes of action against Pride) unless otherwise specifically waived in writing by the Debtors or the Reorganized Debtors.

1.23.    “Claim” means a claim, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.24.    “Claims, Notice and Balloting Agent” means Kurtzman Carson Consultants, LLC, who shall act as the Clerk of the Bankruptcy Court with respect to handling the receipt of Proofs of Claim, maintenance of the Claims Register, mailing notice to parties in interest, providing notice to holders of Impaired Claims and Interests entitled to vote on the Plan, receiving and tabulating ballots and reporting the results of the votes on the Plan.

1.25.    “Claims Objection Deadline” means, as applicable (except for Administrative Claims) (a) the day that is the later of (i) the first Business Day that is one hundred and eighty (180) days after the Effective Date, and (ii) as to proofs of claim filed after the Bar Date (excluding Claims that are expressly permitted herein to be filed after the Confirmation Date), the first Business Day that is one hundred and eighty (180) days after a Final Order is entered deeming the late-filed claim to be treated as timely filed, or (b) such later date as may be established by the Bankruptcy Court as may be requested by the Debtors or the Reorganized Debtors.

1.26.    “Claims Register” means the list of Claims maintained by the Claims, Notice and Balloting Agent.

1.27.    “Class” means a category of holders of Claims or Interests as described in Article IV of this Plan.

1.28.    “Closing” means the closing and consummation by the Debtors and the Purchaser of the transactions set forth in the APA.

1.29.    “Closing Date” means, April 27, 2011, the date the Debtors and the Purchaser closed and consummated the transactions set forth in the APA.

1.30.    “Collateral” means any property or interest in property of the Estate that is subject to a valid and enforceable lien or security interest to secure a Claim.

1.31.    “Committee” means any official committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

1.32.    “Confirmation Date” means the date the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case.

1.33.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan as such hearing may be adjourned or continued from time to time.

1.34.    “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.35.    “Creditor” means a holder of an Allowed Claim.

1.36.    “Creditors Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee to represent holders of Unsecured Claims in the Cases.

1.37.    “Cure” means the distribution of Cash or Hercules Common Stock, or such other property (i) at the discretion of the Liquidating Trustee or (ii) as ordered by the Bankruptcy Court, required to be made in connection with the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations required to be paid pursuant to the provisions of section 365 of the Bankruptcy Code, with (a) pre-petition interest and post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (b) reasonable attorney’s fees to the extent due under applicable bankruptcy or non- bankruptcy law; or (c) such other amount as may be agreed upon by the Debtors and the holders of Cure Claims, as the case may be, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.38.    “Cure Claims” means the Claims relating to Cure as defined in the Plan.

1.39.    “Debtors” means Seahawk and the Subsidiary Debtors.

1.40.    “DIP Lenders” means those entities identified as “Lenders” in any approved DIP Loan and their successors and assigns.

1.41.    “DIP Loan” means (i) until April 27, 2011, the Debtor-In-Possession Credit Agreement, dated as of February 11, 2011, by and among the Debtors, as Borrowers, and the DIP Lenders, as the Lenders, and the DIP Loan Agent (the “First DIP Financing Agreement”) (ii) on and after April 27, 2011, the Debtor-In-Possession Loan, Security and Guaranty Agreement (the “Wind Down DIP Financing Agreement”) dated as of April 27, 2011, by and among Seahawk, as Borrower, the Debtors (other than Seahawk), as Guarantors, and Hayman Capital Master Fund, L.P., as the Lender (iii) and/or such other loan agreement(s) to the Debtors-in-possession as approved by the Bankruptcy Court.

1.42.    “DIP Loan Agent” means until April 27, 2011, DE Shaw Direct Capital Portfolios, L.L.C., in its capacity as administrative agent under the First DIP Financing Agreement DIP Loan and, thereafter, any such other agent under any other DIP Loan.

1.43.    “Disallowed Claim” means a Claim, or any portion thereof that, either (a) has been disallowed by a Final Order or pursuant to a settlement with the Debtors, or (b) is (i) scheduled by the Debtors at $0.00 or as either contingent, disputed or unliquidated and (ii) no proof of claim has been timely filed on or before the established Bar Date or is deemed timely filed by Final Order of the Bankruptcy Court.

1.44.    “Disclosure Statement” means the written disclosure statement (including all schedules and attachments thereto) relating to the Plan, that was approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

1.45.    “Disclosure Statement Order” means the order of the Bankruptcy Court, pursuant to section 1125 of the Bankruptcy Code, approving the Disclosure Statement.

1.46.    “Disputed Claim” means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by the Debtors or have been Scheduled at $0.00, or as contingent, unliquidated or disputed, or (b) are the subject of a pending objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order.

1.47.    “Disputed Claim Reserve” means a reserve created by the Reorganized Debtors or the Liquidating Trustee of Cash and/or Hercules Common Stock for Distribution to holders of Allowed Claims to be reserved pending allowance of Disputed Claims in accordance with Article X of the Plan.

1.48.    “Disputed Cure Reserve” means a reserve of Cash and/or Hercules Common Stock for Distribution to parties whose Cure Claim is disputed, to be reserved pending a determination of the proper amount of the Cure Claim in accordance with Article X of the Plan.

1.49.    “Disputed Pride Claims” means all Claims of Pride against the Debtors, which are Disputed Claims.

1.50.    “Distribution” means any transfer under this Plan of Cash, Hercules Common Stock, or other property of the Debtor to any Person in exchange for and satisfaction of Allowed Claims or in exchange for Allowed Interests.

1.51.    “Distribution Date” means the date or dates, as determined by the Reorganized Debtors or the Liquidating Trustee, upon which Distributions are made to holders of Allowed Claims or Allowed Interests entitled to receive Distributions under the Plan.

1.52.    “Distribution Record Date” means the record date set for purposes of making Distributions under the Plan on account of Allowed Claims and Allowed Interests. The Distribution Record Date shall be the same date as the Voting Deadline.

1.53.    “Effective Date” means the date on which substantial consummation of the transactions contemplated by the Plan take place as designated on the Notice of Effective Date filed in accordance with section 13.2(h) of the Plan.

1.54.    “Equity Committee” means the official committee appointed by the United States Trustee to represent holders of Interests in the Cases.

1.55.    “Escrow Agent” means U.S. Bank National Association, as Escrow Agent appointed under the APA with whom the Hercules Common Stock was deposited for the benefit of the Debtors following the closing of the APA.

1.56.    “Estate” means the bankruptcy estates of the Debtors as created under section 541 of the Bankruptcy Code.

1.57.    “Excluded Assets” means those assets of the Debtors that are not sold to the Purchaser pursuant to the APA.

1.58.    “Exhibit” means an exhibit annexed to either the Plan or as an appendix to the Disclosure Statement.

1.59.    “Final Order” means an order, decree or judgment of the Bankruptcy Court, the operation or effect of which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek reconsideration or rehearing thereof has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

1.60.    “General Unsecured Claim” means a Claim, however arising, including from the rejection of an executory contract or an unexpired lease, that is not a Secured Claim and which is not an Administrative Claim, Priority Tax Claim, Secured Tax Claim, Other Secured

Claim, Priority Non-Tax Claim, Litigation and Other Contingent Unsecured Claims, Disputed Pride Claim, Cure Claim or Subordinated Claim.

1.61.    “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

1.62.    “Hercules” means Hercules Offshore, Inc.

1.63.    “Hercules Common Stock” means the shares of common stock of Hercules Offshore, Inc. provided as part of the Aggregate Consideration from Purchaser under the APA.

1.64.    “Hercules Common Stock Escrow Account” means the escrow account established pursuant to the Hercules Common Stock Escrow Agreement into which the Hercules Common Stock portion of the Aggregate Consideration received by the Debtors under the APA was deposited.

1.65.    “Hercules Common Stock Escrow Agreement” means that certain escrow agreement, by and among Seahawk, Hercules and U.S. Bank National Association, as Escrow Agent, dated as of April 27, 2011.

1.66.    “Hercules Common Stock Value” means the value of the Hercules Common Stock calculated in accordance with Section 9.5 of the Plan for purposes of Distributions of Hercules Common Stock to creditors in exchange for and payment of their Allowed Claims.

1.67.    “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.68.    “Interest” means the rights of any holder or owner of any shares of common stock or any other equity securities (as defined in the Bankruptcy Code) of Seahawk issued, authorized and outstanding prior to the Petition Date.

1.69.    “Interests Register” means the list of the holders of Interests in Seahawk on the Distribution Record Date prepared by Seahawk’s transfer agent charged with maintaining the official registry of holders of such Interests which the Reorganized Debtors shall use as the official register of holders of Interests for purposes of Distributions of Hercules Common Stock to holders of Interests pursuant to the Plan.

1.70.    “IRS” means the Internal Revenue Service of the United States of America.

1.71.    “Liquidating Trust” means that certain trust created pursuant to this Plan to be administered by the Liquidating Trustee as set forth in Article XII that shall be named the “Seahawk Drilling Liquidating Trust.”

1.72.    “Liquidating Trust Agreement” means that certain Liquidating Trust Agreement that is to govern the Liquidating Trust, in substantially the form of such document included in the Plan Supplement, pursuant to which, among other things, governs the administration of the Liquidating Trust Assets for the benefit of the holders of the beneficial interests in the Liquidating Trust, as set forth in, and in a manner consistent with the terms of the Plan.

1.73.    “Liquidating Trust Assets” means (i) the Excluded Assets, (ii) the Retained Causes of Action, (iii) Cash remaining on the Effective Date, (iv) the New Common Stock of Reorganized Seahawk, (v) Debtors’ rights under the APA to the extent they survive the Closing, and (vi) the proceeds of each of the foregoing, including, without limitation, any interest earned thereon, less any assets distributed or Trust Administrative Expenses incurred by the Liquidating Trustee. The Liquidating Trust Assets do not include Hercules Common Stock.

1.74.    “Liquidating Trust Board” means the board established pursuant to the Liquidating Trust and this Plan.

1.75.    “Liquidating Trustee” means the trustee of the Liquidating Trust.

1.76.    “Litigation and Other Contingent Unsecured Claim” means a Claim that is currently the subject of litigation between the Debtors and the holder of such a Claim or that is subject to some other contingency relating to the Debtors’ liability and scope of damages, if any, including, but not limited to, a Claim arising under commercial law, employment law or personal injury law, that is identified on Plan Schedule IV and is not otherwise classified under the Plan.

1.77.    “Mexico Letters of Credit” means the letters of credit issued by The Bank of Nova Scotia in the aggregate face amount of MXN 600,136,853.00 (approximately USD 49,732,488.05 as of February 11, 2011) and described as follows:

Credit Support Provider	Maturity Date	Current Instrument Amount

The Bank of Nova Scotia	December 31, 2011	259,690,227.00 MXN

The Bank of Nova Scotia	December 31, 2011	77,366,417.00 MXN

The Bank of Nova Scotia	December 31, 2011	231,841,027.00 MXN

The Bank of Nova Scotia	December 31, 2011	31,239,182.00 MXN

1.78.    “New Common Stock of Reorganized Seahawk” means the shares of common stock of Reorganized Seahawk issued pursuant to the Plan.

1.79.    “Other Secured Claim” means any Secured Claim that is not a Secured Tax Claim and is not otherwise classified under the Plan.

1.80.    “Person” means a natural person, partnership, corporation, association, joint stock company, joint venture, estate, trust, unincorporated organization, limited liability company, limited liability partnership, or other entity.

1.81.    “Petition Date” means February 11, 2011.

1.82.    “Plan” means this joint plan of reorganization for the Debtors under chapter 11 of the Bankruptcy Code as herein proposed, including all supplements, appendices and schedules hereto, either in its present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and this Plan.

1.83.    “Plan Agent” means the Liquidating Trustee in his or her capacity as sole officer and director of each of the Reorganized Debtors.

1.84.    “Plan Objection Deadline” means the deadline set by the Bankruptcy Court for filing objections to confirmation of the Plan.

1.85.    “Plan Rate” means a simple interest rate of 4% per annum

1.86.    “Plan Schedule” means a schedule annexed either to this Plan or as an appendix to the Disclosure Statement, as the same may be altered, amended or modified from time to time.

1.87.    “Plan Supplement” means the supplement(s) to the Plan filed in connection with the Plan prior to the Confirmation Hearing.

1.88.    “Pride” means Pride International, Inc. and its subsidiaries, its Affiliates and their respective directors, officers, employees and agents.

1.89.    “Pride Agreements” means the various contracts and agreements by and between the Debtors, on the one hand, and Pride, on the other hand, entered into in connection with the spin-off of the Debtors from Pride to form two independent, publicly-traded companies as of August 24, 2009.

1.90.    “Pride Causes of Action” means any and all causes of action against Pride owned by or through the Debtors, whether arising out of the Pride Agreements or otherwise, all of which shall be Retained Causes of Action under the Plan.

1.91.    “Pride Reimbursement Agreement” means the Reimbursement Agreement between Pride and The Bank of Nova Scotia dated October 21, 2010, to provide credit support for the four Pride Letters of Credit issued by The Bank of Nova Scotia on October 25 and 26, 2010, in favor of Scotiabank Inverlat, S.A., an affiliate of BNS (“Inverlat”), in order to backstop letters of credit in equivalent amounts issued by Inverlat on October 27, 2010 (the “Inverlat Letters of Credit” and together with the Pride Letters of Credit, the “Letters of Credit”), in favor of Mexico’s governmental taxing authority as security for certain disputed Mexican tax assessments. Copies of the Pride Reimbursement Agreement, the Pride Letters of Credit and the Inverlat Letters of Credit are attached as EXHIBIT M to the Appendix to Pride’s Proofs of Claims.

1.92.    “Priority Non-Tax Claim” means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

1.93.    “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.94.    “Professional” means any professional employed in the Case pursuant to section 327, 328 or 1103 of the Bankruptcy Code or who seeks compensation from the estate pursuant to section 503.

1.95.    “Professional Fee Claim” means a Claim under sections 327, 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional for professional services rendered or expenses incurred in the Case on or prior to the Effective Date.

1.96.    “Professional Fee Order” means the order entered by the Bankruptcy Court on February 14, 2011, authorizing the interim payment of Professional Fee Claims, as may be amended from time to time prior to the entry of the Confirmation Order.

1.97.    “Purchased Assets” shall have the meaning ascribed to it in the APA.

1.98.    “Purchaser” means SD Drilling LLC and Hercules Offshore, Inc.

1.99.    “Reorganized Debtors” means the Debtors after the Effective Date.

1.100. “Reorganized Seahawk” means Seahawk after the Effective Date.

1.101. “Retained Causes of Action” means all Causes of Action, including but not limited to Causes of Action listed on Plan Schedule I, which any Debtor or its estate may hold against any Person, other than (i) any Causes of Action against a Released Party to the extent specifically released in this Plan, and (ii) any Causes of Action which are Purchased Assets.

1.102. “Sale Order” means the order of the Bankruptcy Court approving the sale of the Purchased Assets to the Purchaser under the APA.

1.103. “Sale Proceeds” means the Aggregate Consideration received by the Debtors, including Cash and Hercules Common Stock, in connection with the sale of the Purchased Assets under the APA.

1.104. “Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

1.105. “Schedules” means the Schedules of Assets and Liabilities and the Statement of Financial Affairs filed in the Cases by the Debtors, as such Schedules have been or may be further modified, amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or a Final Order of the Bankruptcy Court.

1.106. “Seahawk” means Seahawk Drilling, Inc., a Delaware corporation.

1.107. “Secured Claim” means a Claim that is secured by a security interest in or lien upon property in which the Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.108.    “Secured Tax Claim” means a Secured Claim arising before the Effective Date that is due and owing to a Governmental Unit on account of taxes.

1.109.    “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

1.110.    “Solicitation Order” means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

1.111.    “Spin-off Date” means, August 24, 2009, the date on which Seahawk, a former subsidiary of Pride, became an independent public company pursuant to the Master Separation Agreement between Seahawk and Pride described in the Disclosure Statement.

1.112.    “Subordinated Claim” means any Claim that is subordinated by Final Order of the Bankruptcy Court pursuant to section 510 of the Bankruptcy Code.

1.113.    “Subsidiary Debtors” means Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling LLC, Seahawk Global Holdings, LLC and Seahawk Drilling USA, LLC.

1.114.    “Substantial Contribution Claim” means a Claim under section 503(b)(3) or (4) of the Bankruptcy Code.

1.115.    “Tax Reserve” means, as applicable, one or more reserves of Cash for distribution to holders of Allowed Tax Claims to be reserved pending allowance of Disputed Claims in accordance with Article X of the Plan.

1.116.    “Trust Administrative Expenses” means professional fees and expenses incurred by the Liquidating Trust in carrying out the purposes of the Trust.

1.117.    “Trustee” means the trustee of the Liquidating Trust.

1.118.    “Unclaimed Property” means any funds or property distributed to creditors or shareholders of the Debtors (together with any interest earned thereon) which are unclaimed as of one hundred eighty (180) days after a Distribution. Unclaimed Property will include, without limitation, Cash, Hercules Common Stock and any other property which is to be distributed pursuant to this Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

1.119.    “Unimpaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.120.    “Unsecured Claim” means any Claim to the extent such Claim is not a Secured Claim.

1.121.    “U.S. Trustee” means the Office of the United States Trustee, or a representative thereof.

1.122.    “Voting Deadline” means the last day and time for submitting ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code as specified in the Solicitation Order or as otherwise established by Order of the Bankruptcy Court.

1.123.    “Voting Record Deadline” means the date and time established by the Bankruptcy Court in the Solicitation Order for determining those holders of Claims against the Debtors entitled to vote on the Plan.

ARTICLE II

RULES OF INTERPRETATION AND COMPUTATION OF TIME

2.1    Rules of Interpretation

For purposes of this Plan: a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document will be substantially in such form or contain substantially such terms and conditions; c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; d) unless otherwise specified, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan; e) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of this Plan; g) “after notice and a hearing,” or a similar phrase has the meaning ascribed in section 102 of the Bankruptcy Code; h) “includes” and “including” are not limiting; i) “may not” is prohibitive, and not permissive; j) “or” is not exclusive; and k) unless otherwise provided, with respect to actions, consents or approvals required herein, reference to the “Committees” shall mean both the Equity Committee and the Creditors Committee .

2.2    Computation of Time.

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE III

ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

3.1    Administrative Claims

Subject to the provisions of Article XI of this Plan, on, or as soon as reasonably practicable thereafter, the later of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any Assumed Contract, the holder of each Allowed Administrative Claim shall receive in full satisfaction, release, settlement and discharge of, and in exchange for, such Allowed Administrative Claim: (a) Cash equal to the unpaid portion of such Allowed Administrative Claim; (b) in the case of the Allowed Administrative Claim of Hayman Capital Master Fund, L.P., the distribution of Hercules Common Stock or Cash pursuant to this Plan not later than two (2) business days after the Effective Date and in the amount determined pursuant to the terms of the Wind Down DIP Financing Agreement, or (c) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Administrative Claim; provided, however, that holders of Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during these Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any written agreement relating thereto.

3.2    Priority Tax Claims

On, or as soon as reasonably practicable thereafter, the later of (a) the Effective Date or (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or the Liquidating Trustee, as the case may be, (i) Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim, or (ii) such other treatment as agreed to in writing with the Debtors or the Liquidating Trustee and the holder of a Priority Tax Claim.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND INTERESTS

AND IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS

IMPAIRED AND NOT IMPAIRED UNDER THE PLAN

Pursuant to section 1122 of the Bankruptcy Code, set forth below is the Plan’s designation of classes of Claims against and Interests in the Debtors. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes as set forth below and the status of those Classes as impaired or unimpaired is also indicated below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article III above.

A Claim or Interest is placed in a particular Class only to the extent the Claim or Interest falls within the description of that Class and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan to the extent such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

(a)        Class 1.        Secured Tax Claims.

                (Unimpaired under the Plan.)

(b)        Class 2.        Other Secured Claims.

                (Impaired under the Plan.)

(c)        Class 3.        Priority Non-Tax Claims.

                (Impaired under the Plan.)

(d)        Class 4.        General Unsecured Claims.

                (Impaired under the Plan.)

(e)        Class 5.        Litigation and Other Contingent Unsecured Claims.

                (Impaired under the Plan.)

(f)        Class 6.        Disputed Pride Claims.

                (Impaired under the Plan.)

(g)        Class 7.        Subordinated Claims.

                (Impaired under the Plan.)

(h)        Class 8.        Interests.

                (Impaired under the Plan.)

ARTICLE V

PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

5.1    Provisions For Treatment of Claims And Interests

(a)        Class 1 Secured Tax Claims.    Each holder of an Allowed Class 1 Secured Tax Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Tax Claim, as will have been determined by the Debtors or the Liquidating Trustee, as applicable, either (i) on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, Cash equal to the due and unpaid portion of such Allowed Secured Tax Claim, or (ii) such other treatment as agreed to in writing by the holder of the Class 1 Allowed Secured Tax Claim and the Debtors or the Liquidating Trustee, as applicable. Each holder of an Allowed Secured Tax Claim shall retain the liens securing such Allowed Secured Tax Claim until the Allowed Secured Tax claim is paid in full.

(b)        Class 2 Other Secured Claims.    Each holder of an Allowed Class 2 Other Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Claim, on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, at the option of the Debtors or the Liquidating Trustee, as applicable, (i) turnover of the collateral securing such Allowed Other Secured Claim, (ii) Hercules Common Stock in an amount equal to the outstanding principal amount of the Allowed Secured portion of such Other Secured Claim plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Other Secured Claim is paid in full, or (iii) such other treatment as agreed to in writing by the holder of an Allowed Other Secured Claim and the Debtors or the Liquidating Trustee. Any unsecured deficiency remaining after the treatment of an Allowed Other Secured Claim under this article 5.1(b) will be treated as a Class 4 Claim.

(c)        Class 3 Priority Non-Tax Claims.    Each holder of an Allowed Class 3 Priority Non-Tax Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the holder of an Allowed Priority Non-Tax Claim and the Debtors or the Liquidating Trustee.

(d)        Class 4 Allowed General Unsecured Claims.    Each holder of an Allowed General Unsecured Claim will receive on account of its Allowed Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

(e)        Class 5 Litigation and Other Contingent Unsecured Claims.    Each holder of an Allowed Litigation and Other Contingent Unsecured Claim2 will receive on account of its Allowed Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, and after the application of any and all insurance proceeds or other third party payments applicable to such Allowed Claim, either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed General Unsecured Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

(f)        Class 6 Disputed Pride Claims.    Class 6 is comprised of all Claims asserted by Pride against the Debtors. Pride has asserted various Claims against the Debtors, including certain claims under the Pride Agreements. The Debtors assert various counterclaims against Pride. Each holder of a Disputed Pride Claim will receive on account of its Allowed Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of

2 Personal injury tort and wrongful death claims against the Debtors pursuant to the Jones Act and related laws shall be classified and treated as Class 5 claims. The Debtors, the Reorganized Debtors and the Liquidating Trustee reserve the right to estimate and/or seek an order compelling the holders of such claims against the Debtors to mandatory mediation of such claims. The Debtors, the Reorganized Debtors and the Liquidating Trustee further reserve the right to object to any proofs of claim filed by personal injury tort and wrongful death claimants and seek final orders from the Bankruptcy Court disallowing such claims as a matter of law.

Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Pride Claim. For purposes of Distributions under the Plan, Allowed Claims in Class 4, Class 5 and Class 6 will be treated as one Class and will receive Distributions pari passu until all Allowed Claims in Class 4, Class 5 and Class 6 have been paid in full. If the aggregate amount of Allowed Claims in Class 4, Class 5 and Class 6 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 4, Class 5 and Class 6 Claims the full amount of the Allowed Claims, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 4, Class 5 and Class 6 based on such holder’s percentage of the total of all Allowed Claims in Class 4, Class 5 and Class 6.

(g)        Class 7 Subordinated Claims.    Class 7 is comprised of all holders of Subordinated Claims. Each holder of an Allowed Subordinated Claim will receive on account of its Allowed Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, either (i) on, or as soon as reasonably practicable thereafter, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, a Distribution of Hercules Common Stock equal to the due and unpaid portion of such Allowed Claim, plus (A) pre-petition interest due under applicable bankruptcy or non-bankruptcy law and claimed in a proof of claim by the creditor (or in any amendment or supplement thereto permitted by the Bankruptcy Rules, order of the Bankruptcy Court or this Plan) or as scheduled by the Debtors, (B) post-petition interest at the contractual rate of interest and, if a contractual default rate is provided in the contract, at the contractual default rate of interest, or, in the absence of a contractual rate of interest, at the Plan Rate, and (C) reasonable attorney’s fees and costs to the extent due under applicable bankruptcy or non-bankruptcy law, until such Allowed Claim is paid in full, or (ii) such other treatment as agreed to in writing by the Debtors or the Liquidating Trustee and the holder of an Allowed Subordinated Claim. If, after the payment in full of all Allowed Claims in Classes 1 through Class 6, the amount of Allowed Claims in Class 7 exceeds the Hercules Common Stock Value and the value of the Liquidating Trust Assets (after they have been liquidated) such that there will be insufficient assets to pay all Allowed Class 7 Claims in full, then a pro rata Distribution of the remaining Hercules Common Stock and the Cash proceeds from the liquidation of the Liquidating Trust Assets will be made to each holder of Allowed Claims in Class 7 based on such holder’s percentage of the total of all Allowed Claims in Class 7. For the avoidance of doubt, notwithstanding the above, to the extent an Allowed Subordinated Claim arises from the rescission of a purchase or sale of the common stock of Seahawk or for damages arising from the purchase or sale of the common stock of Seahawk, or for reimbursement or contribution allowed under section 502 on account of such a claim (an “Allowed Subordinated 510(b) Common Stock Claim”) that claim shall have the same priority as a Class 8 Interest pursuant to 11 U.S.C. § 510(b), shall be added to the Interests Register and shall be treated, for purposes of voting and Distributions under the Plan, as an Interest in Seahawk.

(h)        Class 8 Interests.    Class 8 is comprised of all holders of Interests in Seahawk listed on the Interests Register prepared on the Distribution Record Date and holders, if any, of Allowed Subordinated 510(b) Common Stock Claims. On the Effective Date all existing Interests shall, without any further action, be cancelled, annulled and extinguished and any certificated or electronic shares representing such Interests shall become null, void and of no force or effect, and all such shares shall immediately be delisted from all exchanges and other trading facilities. If, as the result of Distributions made by the Debtor, the Escrow Agent on behalf of the Reorganized Debtors, or the Liquidating Trustee, (i) all Allowed Claims, Cure Claims and unclassified claims provided for in this Plan are paid in full, (ii) reserves for Disputed Claims have been established for the payment of Disputed Claims as provided in section 10.5 of the Plan, (iii) Disputed Cure Reserves are established for the payment of Cure Claims as provided in section 8.6 of the Plan, (iv) any other reserves for the payment of Claims required in the Plan or other order of the Bankruptcy Court have been established, and (v) adequate and sufficient reserves have been established for the payment of present and estimated future expenses and costs of the Liquidating Trustee, the Liquidating Trustee and the Reorganized Debtors (all such payments and reserves described in (i)-(v) of this subsection (h), collectively, the “Creditor and Liquidation Plan Payments”) in connection with the consummation of the Plan and the wind down of the estates and the dissolution of the Reorganized Debtors, then each holder of an Allowed Interest listed on the Interests Register, will receive their pro rata share of (i) any remaining Cash proceeds from the liquidation of the Liquidating Trust Assets and (ii) any remaining Hercules Common Stock in proportion to each Interest holder’s percentage of ownership of Seahawk as reflected on the Interests Register, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 8 Interest. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holders of Allowed Class 8 Interests until after the Creditor and Liquidation Plan Payments have been paid or reserved in full in accordance with the terms of the Plan.

ARTICLE VI

ACCEPTANCE OR REJECTION OF PLAN

6.1    Classes Entitled to Vote

Each Impaired Class of Claims shall be entitled to vote separately to accept or to reject the Plan. Any unimpaired Class of Claims or Equity Interests shall not be entitled to vote to accept or to reject the Plan and are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

6.2    Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on the Plan. The Class of Interests shall have accepted the Plan if it is accepted by holders of at least two-thirds of the Allowed Interests in the Class that have voted on the Plan. Only holders of Allowed Claims and Interests that are Impaired are entitled to vote as a class to accept or reject the Plan.

6.3    Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing shall affect the Debtors’ and the Liquidating Trustee’s, rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to set off Claims or exercise rights of recoupment against Unimpaired Claims.

6.4    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If any Class of Claims or Interests entitled to vote on the Plan does not vote to accept the Plan, the Debtors shall be permitted to (a) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (b) withdraw, amend or modify the Plan to the extent provided herein.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1    Sale of Assets

Pursuant to prior orders of the Bankruptcy Court, the Debtors, on April 27, 2011, sold substantially all of their assets (except for the Excluded Assets, including Retained Causes of Action) to the Purchaser pursuant to the APA. The assets of the Debtors-in-possession now consist of the Sale Proceeds, the Excluded Assets and Cash. Pursuant to the terms of this Plan, the Hercules Common Stock will be used to make distributions to holders of Allowed Claims and Interests, and the cash and proceeds from the liquidation of the Excluded Assets will be used to pay the costs and expenses of the wind down of the Debtors and the Reorganized Debtors, including the present and estimated future expenses and costs of the Liquidating Trust, the Liquidating Trustee, and the Reorganized Debtors and to make distributions to holders of Allowed Claims and Interests.

7.2    Revesting of Assets

On the Effective Date all of the rights and assets of the Debtors and their estates owned as of the Effective Date shall revest in the Reorganized Debtors, or vest in the Liquidating Trust, as provided in this Plan.

7.3    Transfer of Hercules Common Stock by Escrow Agent on behalf of the Debtors

On the Effective Date, the Debtors’ interest in the Hercules Common Stock shall vest in the Reorganized Debtors, subject to the liens of Hayman Capital Master Fund, L.P. until the DIP Loans have been indefeasibly paid in full pursuant to the terms of the Wind Down DIP Financing Agreement. The Escrow Agent shall continue to hold the shares of Hercules Common Stock on behalf of the Reorganized Debtors and, when so instructed by the Reorganized Debtors in accordance with the Plan, shall distribute shares of Hercules Common Stock on behalf of the

Reorganized Debtors to creditors and stockholders in exchange for Allowed Claims against the Debtors, Allowed Interests in the Debtors, or Allowed Administrative Claims, including the claim of Hayman Capital Master Fund, L.P., in the Debtors’ bankruptcy cases.

7.4    Substantive Consolidation

1.	Substantive Consolidation of the Debtors

The Debtors and their respective Estates shall be substantively consolidated for the purposes of Distributions under the Plan. As a result of the substantive consolidation, (a) all Intercompany Claims by and among the Debtors will be eliminated; (b) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be an obligation of each of the Debtors; (c) any Claim filed or asserted against any of the Debtors will be deemed a Claim against all of the Debtors; (d) any Interest in any of the Debtors will be deemed an Interest in each of the Debtors; and (e) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors will be treated as one entity so that (subject to the other provisions of section 553 of the Bankruptcy Code) debts due to any of the Debtors may be offset against the debts owed by any of the Debtors. The substantive consolidation contemplated by this section shall not affect or impair any valid, perfected and unavoidable Lien to which the assets of any Debtors are subject in the absence of substantive consolidation under this Plan; provided, however, this substantive consolidation shall not cause any such Lien to secure any Claim which such Lien would not otherwise secure absent such substantive consolidation.

On the Effective Date, except as otherwise provided in the Plan, all Claims based on guarantees of collection, payment, or performance made by any one of the Debtors for the obligations of any other of the Debtors shall be discharged, released, and without any further force or effect. Additionally, holders of Allowed Claims or Allowed Interests who assert identical Claims against or Interests in multiple Debtors shall be entitled to only a single satisfaction of such Claims or Interests.

2.	Order Granting Substantive Consolidation

This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the extent set forth in this Section 7.4. Unless an objection to such substantive consolidation is made in writing by any Creditor affected by the Plan as herein provided on or before five (5) days prior to the Voting Deadline, or such other date as may be fixed by the Court, an order approving the substantive consolidation described herein (which may be in the Confirmation Order) may be entered by the Court. However, any order providing for substantive consolidation shall only be entered if the Bankruptcy Court enters the Confirmation Order and shall be subject to and only effective upon the occurrence of the Effective Date of the Plan. In the event any such objections to substantive consolidation are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

7.5    Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trust will be established pursuant to the Plan and the Liquidating Trust Assets will be transferred by the Reorganized Debtors to the Liquidating

Trust. The Liquidating Trustee will be appointed as trustee of the Liquidating Trust with all powers set forth in the Liquidating Trust Agreement.

On the Effective Date, or as soon thereafter as practicable, the Liquidating Trustee shall transfer sufficient Liquidating Trust Assets to a segregated account to establish the Administrative Claims Reserve for the benefit of the holders of Allowed Administrative Claims, wherein the Liquidating Trustee shall deposit Cash in the amount necessary to pay such Allowed Administrative Claims in full. The Allowed Administrative Claim of Hayman Capital Master Fund, L.P. shall be paid by the Reorganized Debtors, not later than two (2) business days after the Effective Date, by directing the Escrow Agent to distribute a number of shares of Hercules Common Stock determined in accordance with the terms of the Wind Down DIP Financing Agreement to Hayman Capital Master Fund, L.P. in exchange for such claim.

7.6    Corporate Existence

1.	Corporate Existence

After the Effective Date, each Reorganized Debtor shall continue to maintain its corporate existence solely for the purpose of implementing the Plan and until Distributions by the Reorganized Debtors in cooperation with the Escrow Agent of all Hercules Common Stock to creditors and interest holders in exchange for their Claims and Interests have been made. Thereafter, the Reorganized Debtors shall be dissolved and shall, in accordance with applicable non-bankruptcy law, file with the appropriate governmental or regulatory authorities any necessary certificates of dissolution. Notwithstanding any otherwise applicable law, unless otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full corporate authority to execute and file any and all certificates, resolutions and other documents and to take any action deemed necessary and appropriate by the Liquidating Trustee to accomplish the dissolution of the Reorganized Debtors.

2.	Other General Corporate Matters

On the Effective Date, the Debtors, the Reorganized Debtors and the Liquidating Trustee may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary or appropriate to effectuate the sale and the Plan, including: (1) the execution and delivery of appropriate agreements or other documents that are consistent with the terms of the sale and the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the sale and the Plan; (3) the filing of appropriate certificates with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Debtors determine are necessary or appropriate.

7.7    Cancellation of Existing Interests in Seahawk

On the Effective Date, all Interests in Seahawk shall, without any further action, be cancelled, annulled and extinguished and any certificated or electronic shares representing such Interests shall become null, void and of no force or effect, except as otherwise set forth in this

Plan and all such shares shall immediately be delisted from all exchanges and other trading facilities.

7.8    Issuance of New Shares in Seahawk

On the Effective Date, after the Interests in Seahawk are cancelled, Reorganized Seahawk shall issue 100 shares of New Common Stock of Reorganized Seahawk to the Liquidating Trust to be held and voted in accordance with the terms and provisions of the Plan. The New Common Stock shall constitute 100% of the authorized and issued equity interests in the Reorganized Seahawk. The Plan Agent shall be the sole officer and director of the Reorganized Debtors and shall take and is hereby authorized to take any and all actions in order to implement the terms and provisions of the Plan which the Plan requires or authorizes to be carried out by the Reorganized Debtors.

7.9    Liquidating Trustee’s Ability to Operate

From and after the Effective Date, subject to the Liquidating Trust Agreement, the Liquidating Trustee may use, acquire and dispose of property and settle and compromise Claims or Interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the generality of the foregoing, the Liquidating Trustee may, without application to or approval by the Bankruptcy Court, pay fees incurred after the Effective Date for professional fees and expenses reasonably and necessarily incurred in carrying out his duties.

7.10    Employee Benefits

1.	Generally

On the Effective Date, all Benefit Plans will be rejected and terminated if not earlier terminated or assumed by a Debtor before the Confirmation Date. Any such terminations will be completed according to the terms and conditions of each Benefit Plan and effected in conformity with all statutory and regulatory requirements including any applicable notice provisions. Any undistributed, vested benefits of the terminated Benefit Plans will be distributed to the participants as provided by statute, the applicable regulations, and the Benefit Plans’ provisions.

2.	Regulatory Approvals

In order to ensure that the Benefit Plans’ terminations comply with the terms of the Benefit Plans, applicable statutes, and regulations, the Debtors or the Reorganized Debtors will obtain any necessary approvals of the relevant regulatory agencies, such as the Pension Benefit Guaranty Corporation, the IRS, and the U.S. Department of Labor, in respect of such terminations. The Bankruptcy Court will retain jurisdiction to hear and determine any disputes relating to the termination of any Benefit Plans.

3.	Retirees

If any Claim of a retiree against a Debtor gives a Debtor an indemnification claim under an agreement between a Debtor and any Person, the Reorganized Debtors will, if necessary or appropriate, assign the indemnification claim to the retiree. Notwithstanding anything in this article or elsewhere in this Plan to the contrary, Reorganized Debtors will continue to honor all obligations of the Debtors owed to any retiree under any Benefit Plan as of the Confirmation Date solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide those benefits, subject to any rights of the Debtors under applicable law.

7.11    Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from or by the Reorganized Debtors or the Liquidating Trust or to any other Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

7.12    Exemption from Securities Laws

The Distribution by the Reorganized Debtors of the Hercules Common Stock to holders of Allowed Claims against and Interests in the Debtors pursuant to the Plan shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Section 1145 of the Bankruptcy Code or other applicable law.

Hercules shall be deemed to qualify as a successor to the Debtors under the Plan for purposes of section 1145 and the distribution of the Hercules Common Stock to holders of Allowed Claims against and Interests in the Debtors satisfies the other requirements of section 1145(a)(l) of the Bankruptcy Code and is therefore exempt from registration under the Securities Act and any federal, state or local securities law, rule or regulation.

All re-sales and subsequent transactions involving Hercules Common Stock after the Distributions will be exempt from registration under the Securities Act under section 4(1) of the Securities Act, unless the holder is deemed to be an “underwriter” under section 1145(b) of the Bankruptcy Code with respect to such securities, an “affiliate” of the issuer of such securities or a “dealer.”

7.13    Preservation of Rights of Action; Settlements

1.	Retention of Causes of Action

Except to the extent such rights, Claims, Causes of Action, defenses, and counterclaims are Purchased Assets, are otherwise dealt with in the Plan, or are expressly and specifically released in connection with the Plan, the Confirmation Order or any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code: (1) any and all rights, claims, Causes of Action (including the Avoidance Actions), Retained Causes of Action, the Pride Causes of Action, defenses, and counterclaims of, or accruing to, the Debtors or their Estates shall be retained by and vest in the Reorganized Debtors and be transferred to the Liquidating Trust (to the extent that they constitute Excluded Assets) whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, Causes of Action, defenses and counterclaims have been listed or referred to in the Plan, the Schedules, or any other document filed with the Bankruptcy Court, and (2) the Reorganized Debtors and the Liquidating Trustee, as applicable, do not waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any right, claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates: (a) whether or not such right, claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan or the Schedules, or any other document filed with the Bankruptcy Court, (b) whether or not such right, claim, Cause of Action, defense, or counterclaim is currently known to the Debtors, and (c) whether or not a party in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a proof of Claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan. Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principal of law or equity, without limitation, any principals of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, THE FAILURE TO LIST, DISCLOSE, DESCRIBE, IDENTIFY, OR REFER TO A RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, OR POTENTIAL RIGHT, CLAIM, CAUSE OF ACTION, DEFENSE, OR COUNTERCLAIM, IN THE PLAN, THE SCHEDULES, OR ANY OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT SHALL IN NO MANNER WAIVE, ELIMINATE, MODIFY, RELEASE, OR ALTER ANY RIGHT OF THE DEBTORS, THE REORGANIZED DEBTORS OR THE LIQUIDATING TRUSTEE, TO COMMENCE, PROSECUTE, DEFEND AGAINST, SETTLE, AND REALIZE UPON ANY RIGHTS, CLAIMS, CAUSES OF ACTION, DEFENSES, OR COUNTERCLAIMS THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE LIQUIDATING TRUSTEE, AS APPLICABLE, HAVE, OR MAY HAVE, AS OF THE EFFECTIVE DATE. The Excluded Assets, including the Retained Causes of Action, will be transferred to the Liquidating Trust on the Effective Date. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors or Liquidating Trustee, as applicable, will have standing, on and after the Effective Date of the Plan, to pursue the Causes of Action and will be deemed appointed as the representative of the Estates for the purpose of enforcing, prosecuting, and settling the Causes of Action.

In addition, the Debtors and the Liquidating Trust expressly reserve the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are a party.

The Liquidating Trustee shall pursue all Causes of Action that are not resolved by the Debtors prior to the Effective Date. Pursuit of a claim or Cause of Action may include, but not be limited to, service of a demand letter, settlement negotiation, pursuit of litigation, and any other means available to the Liquidating Trustee to obtain a resolution of such claim or Cause of Action. In the event the Liquidating Trustee is not able to resolve any claims and Causes of Action, the Liquidating Trustee will escalate its pursuit of claims and Causes of Action by any means authorized under the Plan, Disclosure Statement, Liquidating Trust Agreement, and applicable law, including litigation in such forum as the Liquidating Trustee deems appropriate. Resolution of the claims and Causes of Action by the Liquidating Trustee shall be in accordance with the requirements and procedures set forth in the Plan and Liquidating Trust Agreement.

2.	Retention of Subsequent Causes of Action

Except as is otherwise expressly provided herein or in the Confirmation Order, nothing in this Plan or the Confirmation Order shall preclude or estop the Debtors, the Reorganized Debtors, the Liquidating Trustee or their privies, as successors in interest to the Debtors and their privies, from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their rights in connection with the Causes of Action, irrespective of the identity of any interest, cause of action, or nexus of fact, issues or events which is now or which could have been asserted in these Chapter 11 Cases, the present litigation, and those which may be asserted in any subsequent litigation brought by any Interested Party. Moreover, the failure to commence any of the Retained Causes of Action prior to the Confirmation Date shall not constitute res judicata, judicial or collateral estoppel with respect to any Retained Cause of Action.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED

LEASES AND OTHER AGREEMENTS

8.1    Assumption and Rejection of Executory Contracts and Unexpired Leases

On or before the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected by the Debtors unless such executory contract or unexpired lease: (a) is expressly being assumed (or assumed and assigned) pursuant to the Plan or is identified on Plan Schedule II as an Assumed Contract pursuant to the Plan; (b) is the subject of a motion to assume pursuant to section 365(a) of the Bankruptcy Code filed on or before the Confirmation Hearing; or (c) has been previously assumed, assumed and assigned, or rejected.

8.2    Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Liquidating Trustee expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide warranties or continued maintenance obligations on goods or services previously purchased by the Debtors from counterparties to rejected or repudiated executory contracts or unexpired leases to the extent so provided by applicable bankruptcy law. Additionally, the Reorganized Debtors and the Liquidating Trustee, as may be applicable, reserve the right to collect any amounts owed to the Debtors under such executory contracts or unexpired leases to the extent so provided by applicable bankruptcy law.

8.3    Contracts and Leases After Petition Date

Executory contracts and leases with third parties entered into after the Petition Date by any of the Debtors, and any executory contracts and unexpired leases assumed by any Debtor during the Chapter 11 Cases, may be performed by the Reorganized Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business.

8.4    Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is, in fact, an executory contract or unexpired lease or that any of the Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is executory or is expired as of the time of assumption or rejection, the Debtors or the Liquidating Trustee, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

8.5    Additional Cure Provisions

Except as otherwise provided under the Plan, any monetary amounts that must be paid as a “cure” requirement for assumption and/or assignment of any executory contract or unexpired lease by any of the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code, (i) shall be effected or otherwise satisfied by prompt payment of such monetary amount in Cash as contemplated by section 365(b)(1)(A) of the Bankruptcy Code, or (ii) shall otherwise be satisfied through a written agreement between the parties. If there is any dispute regarding (a) the timing of any payment required in order to meet the promptness requirements of 365(b)(1), (b) the nature, extent or amount of any cure requirement, (c) the Debtors’, the Liquidating Trustee’s or any assignees’ ability to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (d) any other matter pertaining to assumption, the Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute.

8.6    Disputed Cure Reserve

A Disputed Cure Reserve shall be established for the purpose of effectuating Distributions to parties whose Cure Claims are subject to dispute. The Disputed Cure Reserve shall be equal to 100% of the (a) amount of the Disputed Cure Claim or (b) such estimated amount as approved in an order by the Bankruptcy Court. The Debtors, the Reorganized Debtors, the Equity Committee, the Creditors Committee or the Liquidating Trustee may request estimation for any Cure Claim.

8.7    Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any proofs of claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to the Plan, or otherwise, must be filed with the Claims, Notice and Balloting Agent no later than thirty (30) days after the later of (a) the Effective Date or (b) entry of an order of the Bankruptcy Court approving the rejection.

Any proofs of claim arising from the rejection of any of the Debtors’ executory contracts or unexpired leases that are not timely filed in accordance with this Section shall (1) be disallowed automatically, (2) be forever barred from assertion, (3) shall not be enforceable against any of the Debtors or the Liquidating Trust, (4) be deemed fully satisfied, released, discharged, and expunged, notwithstanding anything in the Schedules or in any proof of claim to the contrary.

Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as a General Unsecured Claims; provided, however, if the holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure the obligations under such rejected executory contract or lease, the Allowed Claim for rejection damages shall be treated as an Allowed Other Secured Claim to the extent of the value of such holder’s interest in the Collateral, with the unsecured portion, if any, treated as an Allowed General Unsecured Claim.

Any claim based upon the rejection of an unexpired lease of real property shall be limited in accordance with section 502(b)(6) of the Bankruptcy Code and subject to any state law mitigation requirements. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim if asserted.

8.8    Indemnification and Corporation Contribution

Except as otherwise specifically provided in the Plan, all rights of any Person to indemnification from the Debtors or Reorganized Debtors, whether pursuant to applicable law, certificates of incorporation, articles of incorporation or bylaws (or similar documents), indemnification agreements, contribution agreements or other agreements regarding indemnity or similar protection to any Person that are in effect immediately prior to the occurrence of the Effective Date shall terminate on the Effective Date without further action, and shall extinguish, discharge, and terminate any Claims or proofs of claim filed with respect to such indemnification; provided, however, that such extinguishment, discharge and termination is without prejudice to the rights of any Person (i) under the prior or existing directors’ and officers’ liability insurance policies, (ii) for defense and indemnity from the Debtors, up to the amount of, and payable solely from, the proceeds of prior or existing directors’ and officers’ liability insurance policies.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1    Distributions for Claims and Interests Allowed as of Effective Date

Subject to establishing the reserves required herein and except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, the Liquidating Trustee and the Reorganized Debtors, as soon as practicable after the Effective Date, shall make an initial Distribution to holders of Interests and holders of Claims that are Allowed Claims as of the Effective Date. Subsequent Distribution Date(s) shall be determined and Distributions made as set forth herein. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no

Distributions will be made to any holders of Allowed Class 8 Interests until after the Creditor and Liquidation Plan Payments have been paid or reserved in full in accordance with the terms of the Plan.

9.2    Disbursements to Classes of Claims and Interests

On the Effective Date, the Reorganized Debtors shall deliver all of the Liquidating Trust Assets to the Liquidating Trust for the beneficial interest of holders of Allowed Claims and Interests under the Plan. Additionally, on the Effective Date, the Escrow Agent shall continue to hold the Hercules Common Stock on behalf of the Reorganized Debtors for later Distribution to holders of Allowed Claims and Interests. Thereafter, (i) the Liquidating Trustee shall make all Distributions of Cash to the holders of Allowed Claims and Interests, as applicable, in accordance with the provisions of this Plan and the Liquidating Trust Agreement and (ii) the Escrow Agent, on behalf of the Reorganized Debtors, shall make all Distributions of Hercules Common Stock to the holders of Allowed Claims and Interests, as applicable, in accordance with the provisions of this Plan.

9.3    Record Date for Distributions to Holders of Claims

As of the close of business on the Distribution Record Date, the Claims Register will be closed. Except as otherwise permitted by the Plan or by final order of the Bankruptcy Court, after the Distribution Record Date, there shall be no further additions to the Claims Register or changes in the holder of record of any Claim. Except as to Claims filed or determined after the Confirmation Date that are permitted by the Plan, the Reorganized Debtors and the Liquidating Trustee, as applicable, shall have no obligation to recognize any transfer of a Claim occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the Claims Register as of the close of business on the Distribution Record Date for Distributions under the Plan.

9.4    Record Date for Distributions to Holders of Interests

As of the close of business on the Distribution Record Date, the Interests Register will be prepared. Except as otherwise permitted by the Plan or applicable non-bankruptcy law, after the Distribution Record Date, there shall be no further changes in the holders of record of any Interest. The Reorganized Debtors and the Liquidating Trustee, as applicable, shall have no obligation to recognize any transfer of an Interest occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those holders of record stated on the Interests Register for distributions under the Plan.

9.5	Valuation of Hercules Common Stock for Purposes of Distributions by the Escrow Agent on Behalf of the Reorganized Debtors

1.	Distributions of Hercules Common Stock to Holders of Allowed Claims

When shares of Hercules Common Stock are to be distributed (or reserved) under the Plan in exchange for Claims against the Debtors or in exchange for Administrative Claims in the bankruptcy cases of the Debtors (excluding the Hercules Common Stock to transferred to Heyman Capital Master Fund, L.P in payment in full of its Administrative Claim, which claim will be paid in Hercules Common Stock pursuant to the terms of the DIP Loan), the number of shares to be distributed to the holder of an Allowed Claim, or reserved for a holder of a Disputed Claim (including a Disputed Cure Claim) shall be calculated in the following manner. Five business days in advance of any Distribution Date set by the Plan or later declared by the Reorganized Debtors or the Liquidating Trustee (each such date a “Hercules Common Stock Value Date”), the Hercules Common Stock Value shall be calculated by determining the average closing price of the common stock of Hercules as quoted on the NASDAQ Global Select Market exchange3 for the twenty (20) trading days preceding such Hercules Common Stock Value Date. The total dollar amount of any Allowed Claim to be paid or the amount of any Disputed Claim (including a Disputed Cure Claim) to be reserved pursuant to the Plan in Hercules Common Stock shall be divided by the Hercules Common Stock Value, that figure shall be rounded down to the nearest whole share, and the Reorganized Debtors shall direct the Escrow Agent to distribute that number of shares to the holder of the Allowed Claim on behalf of the Reorganized Debtors or, with respect to an applicable reserve, to reserve that number of shares. No fractional shares of Hercules Common Stock will be distributed or placed in reserves.

2.	Distributions of Hercules Common Stock to Holders of Allowed Interests

After the Creditor and Liquidation Plan Payments have been paid or reserved in full in accordance with the terms of the Plan, then each holder of an Allowed Interest listed on the Interests Register, will receive their pro rata share of (i) any remaining Cash proceeds from the liquidation of the Liquidating Trust Assets and (ii) any remaining Hercules Common Stock in proportion to each Interest holder’s percentage of ownership of Seahawk as reflected on the Interests Register, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 8 Interest. For the avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no Distributions will be made to any holders of Allowed Class 8 Interests until after the Creditor and Liquidation Plan Payments have been paid or reserved in full in accordance with the terms of the Plan. The Liquidating Trustee shall have the authority and discretion to retain and not distribute Cash in order to retain sufficient assets to pay any and all costs, expenses, and obligations incurred in administering the Liquidating Trust and the Reorganized Debtors.

9.6    Distributions of Cash by the Liquidating Trustee

Distributions of Cash pursuant to the Plan, shall be made by the Liquidating Trustee.

1.	Distributions of Cash to Holders of Allowed Claims

All Claims that must be paid in Cash will be paid by the Liquidating Trustee out of the Liquidating Trust Assets on the later of the Effective Date, the date the Claim becomes an

3 Or, on such other exchange or over-the-counter market on which Hercules’ common stock is traded on or before a Distribution Date. The Bankruptcy Court shall retain jurisdiction to determine any dispute over the valuation of the Hercules Common Stock.

Allowed Claim or as otherwise provided in the Plan. Payment of an Allowed Claim that the Plan provides may be paid with Hercules Common Stock shall be paid by the distribution of shares of Hercules Common Stock by the Escrow Agent, on behalf of the Reorganized Debtors.

2.	Distributions of Cash to Holders of Allowed Interests

Only after (i) the Creditor and Liquidation Plan Payments have been paid in full or reserved in full in accordance with the terms of the Plan and (ii) all costs, expenses, and obligations incurred in administering the Liquidating Trust and the Reorganized Debtors have been fully paid or adequate and sufficient reserves in the judgment of the Liquidating Trustee have been established for the payment of such costs, expenses and obligations, the Liquidating Trustee shall make a pro rata Distribution of any remaining Cash to the holders of Allowed Interests in proportion to each holder’s percentage of ownership of Seahawk as reflected on the Interests Register.

9.7    Means of Cash Payment

Any payment of Cash made pursuant to this Plan shall be by check, wire or ACH transfer in U.S. funds or by other means agreed to by the payor and payee or, absent agreement between the parties, in a commercially reasonable manner as the payor determines in its sole discretion.

9.8    Delivery of Distributions

Except as otherwise provided in the Plan, Distributions of Cash or Hercules Common Stock to record holders of Allowed Claims and Allowed Interests shall be made by the Escrow Agent, on behalf of the Reorganized Debtors, or the Liquidating Trustee, as the case may be, (a) at the addresses set forth on the Proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Reorganized Debtors or the Liquidating Trustee have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors, or the Liquidating Trustee, as applicable, after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Reorganized Debtors, or the Liquidating Trustee, as applicable, have not received a written notice of a change of address, (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) in the case of holders of Allowed Interests, to the holder at the address set forth on the Interests Register. Distributions to holders of Allowed Interests shall be deemed to have been made when delivered to the record holder of said interest without regard to whether the Allowed Interest is held directly by the beneficial owner or by the beneficial owner’s agent in a “street name.” If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors or the Liquidating Trustee, as applicable, or the appropriate indenture trustee, agent, or servicer is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable Distributions made by the Reorganized Debtors, the Liquidating Trustee or the indenture trustee, agent, or servicer, shall be returned to such party until such distributions are claimed. All claims for undeliverable distributions must be made on or before the first (1st) anniversary of the Effective Date, after which date all Unclaimed Property shall be free of any restrictions thereon, except as provided in the Plan, and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary and all Unclaimed Property otherwise attributable to that Claim or Interest shall be held by the Reorganized Debtors or the Liquidating Trust as the case may be for re-distribution to other holders of Allowed Claims or Allowed Interests. To the extent there remains, after Distributions by the Reorganized Debtors and/or the Liquidating Trustee and the payment of all expenses of administration, property of de minimus value such that the expense of distributing such property would exceed the reasonable benefit to the recipients, the Reorganized Debtors and/or the Liquidating Trustee shall Distribute such property as set forth in the Liquidating Trust Agreement.

9.9    Claims Paid or Payable by Third Parties

1.	Claims Paid by Hercules or Other Third Parties

Claims paid by Hercules or other third parties shall be disallowed only to the extent that the holder of such Claim has received payment of such Claim from Hercules or such other third parties, without prejudice to any other portion or amounts of Claims not paid by Hercules such or other third parties.

2.	Claims Payable by Insurance and Reservation of Rights under Insurance Policies

Nothing contained in the Plan or Confirmation Order shall constitute a rejection of any contract for insurance or a waiver, impairment, restriction or limitation of any rights of the Debtors, Reorganized Debtors or holders of Claims under or with respect to any insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver, impairment, restriction or limitation of any Cause of Action of the Debtors or the Liquidating Trustee or of any claims of any entity, including holders of Claims, against insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses. To the extent that holders of insured Claims are paid such Claims directly by proceeds of insurance, the Claims of such holders against the Debtors shall be reduced by the amount of such payment. Nothing contained herein shall be construed to limit or restrict the assertion of Claims by claimants (i) against insurers under any policies of insurance or (ii) against the Debtors, subject to any reduction for payment of such insured Claims directly to the holder thereof by such insurer. The availability of insurance, including defenses to payment by the insurer, may be considered in connection with the establishment of any Disputed Claim Reserve.

9.10    Withholding and Reporting Requirements

In connection with the Plan and all distributions made hereunder, the Reorganized Debtors and the Liquidating Trustee, as applicable, shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors and the Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT

AND UNLIQUIDATED CLAIMS

10.1    Expunging of Certain Claims

Subject to the provisions of section 10.7 of the Plan, all Claims marked or otherwise designated as “contingent,” “unliquidated” or “disputed” on the Debtors’ Schedules and for which no proof of claim has been timely filed, shall be deemed Disallowed Claims and such claims shall be expunged as of the Confirmation Date without the necessity of filing a claim objection and without any further notice to, or action, order or approval of the Bankruptcy Court.

10.2    Objections to Claims

The Liquidating Trustee shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims after the Effective Date. Notwithstanding the foregoing, in the event Claims are filed on account of Assumed Liabilities (as that term is defined in the APA), the Purchaser shall also have the right to appear, defend and settle such claims. From and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court.

Objections to Claims must be filed before the Claims Objection Deadline. The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion without notice or hearing.

10.3    Estimation of Claims

Except as provided in section 10.5, there shall be no estimation of Claims pursuant to section 502(c) of the Bankruptcy Code except for disputed, contingent or unliquidated personal injury and property damage Claims. In the event the Bankruptcy Court estimates any such disputed, contingent or unliquidated personal injury or property damage Claims, the estimated amount of such Claim will constitute the amount that may be recovered on such Claim from the Disputed Claim Reserve if the Claim later becomes an Allowed Claim. Nothing contained herein shall be construed to limit or restrict the assertion of Claims by claimants (i) against insurers under any policies of insurance or (ii) against the Debtors subject to any reduction for payment of such Claims by such insurer. The availability of insurance, including defenses to payment by the insurer, may be considered in connection with the establishment of any Disputed Claim Reserve.

10.4    Distributions Pending Allowance of Disputed Claim

Subject to any requirement that a Claimant provide a release under this Plan, within ten (10) days of filing an objection to a Claim, the Liquidating Trustee shall pay the undisputed portion of such Disputed Claim plus interest, if any, owed under applicable non-bankruptcy law; provided, however, such Distribution shall not be made any earlier than fourteen (14) days after the Effective Date.

10.5    Disputed Claim Reserves

1.	Establishment of Separate Disputed Claim Reserves

Disputed Claim Reserves shall be established for the purpose of effectuating distributions to holders of Disputed Claims, including but not limited to Pride and Blake, pending the final allowance or disallowance of such Claims in accordance with the Plan. A separate Disputed Claim Reserve shall be established for each Disputed Claim. The applicable Disputed Claim Reserve shall be withheld from the property to be distributed under the Plan until the entry of a Final Order on the allowance or disallowance of such Disputed Claims.

2.	Funding of Disputed Claim Reserves for Claims Filed in Specified Amounts

The amount to be set aside in the applicable Disputed Claim Reserve for each Disputed Claim filed in a specified amount shall be equal to the sum of the following:

(a)    The amount of such Disputed Claim, as filed by the holder thereof, plus

(b)    Interest which would be due thereon under the Plan through and including the Effective Date if such Disputed Claim was Allowed in the filed amount thereof (“Pre-Effective Date Interest”), plus

(c)    Attorneys’ fees and costs which would be due thereon under the Plan through and including the Effective Date (“Pre-Effective Date Attorneys’ Fees and Costs”), plus

(d)    Interest which would be due thereon under the Plan for the period from the Effective Date through and including the date that is 365 days after the Effective date if such Disputed Claim was Allowed in the filed amount thereof (“Post-Effective Date Interest”), plus

(e)    Attorneys’ fees and costs which would be due thereon under the Plan for the period from the Effective Date through and including the date of a Final Order allowing or disallowing such Disputed Claim (“Post-Effective Date Attorneys’ Fees and Costs”), the dollar amount of which shall be equal to the amount agreed to by the holder of such Disputed Claim and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date.

3.	Funding of Disputed Claim Reserves for Claims Filed in Specified Amounts by Pride

Pride filed three proofs of claim, two in specified amounts and one in an unspecified amount, against Seahawk Drilling, Inc. Pride also filed substantially the same sets of claims against each of Seahawk Drilling, Inc.’s subsidiaries (each, a “Subsidiary Debtor”). Pride filed proof of claim no. 371 in the amount of $18,926,683, plus interest and professional fees and costs, and proof of claim no. 368 in the amount of $53,988,878, plus interest and professional fees and costs. Pride’s proof of claim no. 368 has two components: (i) the aggregate face amount of the Mexico Letters of Credit, the U.S. Dollar equivalent of MXN 600,136,853.00 on the date of payment, which was $49,732,488 using the exchange rate that existed on the Petition Date (the “Letter of Credit Claim”), and (ii) credit support and letter of credit fees due Pride through December 31, 2011, plus pre-bankruptcy interest on such overdue fees through February 10, 2011, in the aggregate amount of $4,256,390.77 (the “Tax Support Fees and Interest Claim”).

The amount of Pride’s Disputed Claim Reserve for proof of claim no. 371 (hereinafter, the “Pride Commercial Disputed Claim Reserve”) shall be $18,926,683, plus (a) Pre-Effective Date Interest on proof of claim no. 371, (b) Pre-Effective Date Attorneys’ Fees and Costs on all of Pride’s proofs of claims, (c) Post-Effective Date Interest on proof of claim no. 371, (d) Post-Effective Date Attorneys’ Fees and Costs on all of Pride’s proofs of claims and (e) an amount agreed to by Pride and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date, for Pride’s indemnification claims arising from the Taylor Litigation and the Sandria Litigation (each as defined in proof of claim no. 371), provided, however, that if the claimant in the Taylor Litigation and the Sandria Litigation have had a Disputed Claim Reserve established in accordance with this Plan, then upon the funding of such Disputed Claim Reserve there shall not be a second Disputed Claim Reserve established for claim no. 371 with respect to Pride’s indemnification claim relating to the Taylor Litigation and the Sandria Litigation; the claimant in the Hileman Litigation (as defined in proof of claim no. 371) shall receive a Disputed Claim Reserve in accordance with sub-section 10.5.2 above and upon the funding of such Disputed Claim Reserve, there shall not be a second Disputed Claim Reserve for Pride’s indemnification claim relating to Hileman Litigation.

The amount of Pride’s Disputed Claim Reserve for proof of claim no. 368 (hereinafter, the “Pride Letter of Credit Disputed Claim Reserve” and together with the Pride Commercial Disputed Claim Reserve, the “Pride Disputed Claims Reserves”) shall equal the sum of the following:

(a)    either (i) $49,732,488, the U.S. Dollar equivalent of MXN 600,136,853.00 using the exchange rate that existed on the Petition Date (as published by the Federal Reserve) or (ii) the U.S. Dollar equivalent of MXN 600,136,853.00 using the exchange rate published by the Federal Reserve as of the Effective Date. The Court shall determine prior to the Effective Date whether the reserve in this sub-paragraph (a) shall be either the amount reflected in (i) above or the amount reflected in (ii) above (hereinafter, the “Letter of Credit Reserve Amount”), plus

(b)    $4,256,390.77, the Tax Support Fees and Interest Claim, plus

(c)    Pre-Effective Date Interest on the proof of claim no. 368, plus

(d)    Post-Effective Date Interest on proof of claim no. 368 which shall be limited to six (6) months of interest.

Upon the funding of the Pride Disputed Claims Reserves, there shall be no Disputed Claim Reserves for the identical proofs of claims Pride filed in specified amounts against the Subsidiary Debtors.

4.	Funding of Disputed Claim Reserve for Claims filed in Specified Amounts by Blake

Blake filed eight proofs of claim, proof of claim nos. 272, 273, 274, 275, 276, 277, 278, and 279, each in specified amounts against the Debtors. Each of Blake’s proofs of claim comprises substantially the same sets of claims against Seahawk and its Subsidiary Debtors. Blake’s proof of claim no. 278 asserts claims against Seahawk in the specified amount of $9,996,400.00, plus interest, costs and attorneys’ fees. The amount of the Disputed Claim Reserve established for Blake’s proof of claim no. 278 (hereinafter, the “Blake Disputed Claims Reserve”) shall be $9,996,400.00, plus (a) Pre-Effective Date Interest, (b) Pre-Effective Date Attorneys’ Fees and Costs, (c) Post-Effective Date Interest, and (d) Post-Effective Date Attorneys’ Fees and Costs. Upon the funding of the Blake Disputed Claims Reserve, there shall be no Disputed Claim Reserves for the identical proofs of claims filed by Blake in specified amounts against the Subsidiary Debtors.

5.	Funding of Disputed Claim Reserves for Claims Filed in Unspecified Amounts.

The amount to be set aside in the applicable Disputed Claim Reserve for each Disputed Claim filed in an unspecified amount shall be equal to the amount agreed to by the holder of a Disputed Claim and the Debtors in consultation with the Committees or, in the event of a dispute, as resolved by order of the Bankruptcy Court prior to the Effective Date.

6.	Resolution of Disputes Over Amount of Interest or Attorneys’ Fees to Be Reserved.

Any dispute over the calculation of interest or attorneys’ fees and costs to be set aside in the Disputed Claim Reserve for each Disputed Claim filed in a specified amount shall be heard and resolved by order of the Bankruptcy Court prior to the Effective Date.

7.	No Duplicate Reserves for the Same Claim Filed Against Multiple Debtors.

Upon the funding of a Disputed Claim Reserve for a particular Disputed Claim, there shall be no Disputed Claim Reserve for any identical proofs of claims filed by the same holder against another Debtor. As such, if a claimant files the same proof of claim against multiple debtors, the claimant would be entitled to one reserve rather than multiple reserves for the same debt.

8.	Disputed Claim Reserves Pending Appeal of Allowance or Disallowance of Disputed Claim.

The Disputed Claim Reserve for a particular Disputed Claim shall not be disbursed in accordance with the terms of the Plan until there is a Final Order on the allowance or disallowance of such Disputed Claim, provided, however, that upon (a) expiration and return of the Mexico Letters of Credit and (b) the termination of Pride’s obligations under the Pride Reimbursement Agreement relating to the Mexico Letters of Credit to The Bank of Nova Scotia or an affiliate thereof, other than indemnity obligations, the portion of the Pride Letter of Credit Disputed Claim Reserve attributable to the Letter of Credit Reserve Amount and any Pre-Effective Date Interest or Post-Effective Date Interest relating to the Letter of Credit Reserve Amount shall be released to the Liquidating Trustee for distribution in accordance with Article V of this Plan and, provided, further, however, that nothing in this paragraph shall preclude Pride or the Liquidating Trustee from moving the Court for distribution of either of the Pride Disputed Claims Reserves upon entry of an order allowing or disallowing, either in whole or in part, such Disputed Claim relating to such reserves notwithstanding the filing of an appeal and all rights of the non-moving party to oppose or to seek a stay of such relief are preserved.

9.	No Bond Pending Appeal.

Neither the Claimant nor the Liquidating Trustee shall be required to post a bond or provide any security with respect to any appeal of an order allowing or disallowing the Disputed Claim.

10.6    Late Filed Claims

Claims filed after the applicable Bar Date shall not be included on the Claims Register unless the Bankruptcy Court, after notice and hearing, enters an order authorizing the claimant to file the Claim after the applicable Bar Date. The Debtors or Liquidating Trustee, as the case may be, may object to such a Claim by the later of the Claims Objection Deadline or thirty (30) days after the entry of an order authorizing such a Claim to be filed after the applicable Bar Date. Any late filed Claim so authorized shall only be entitled to Distributions under the Plan if it becomes an Allowed Claim.

10.7    Distributions After Allowance

Payments and Distributions shall be made to each holder of a Disputed Claim to the extent that the Disputed Claim becomes an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs.

Except as otherwise provided in this Plan, within thirty (30) days after entry of a Final Order of the Bankruptcy Court that allows some or all of a Disputed Claim, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall distribute to the holder of such Allowed Claim the distribution (if any) that would have been made to such holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date up to the maximum amount of the applicable Disputed Claim Reserve. After a Disputed Claim is Allowed or otherwise resolved and the Allowed amount paid in accordance with this Plan, any Cash or Hercules Common Stock that was reserved on account of such Disputed Claim in excess of the amount required to pay the Allowed amount in accordance with this Plan shall be subject to re-distribution to holders of Allowed Claims and Interests in accordance with the provisions of the Plan.

10.8    Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and any distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors or the Liquidating Trustee (or their authorized representative) shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Plan hereby preserves the right of the Debtors and the Liquidating Trustee, as applicable, to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens and encumbrances.

ARTICLE XI

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

11.1    Professional Fee Claims

Each Allowed Professional Fee Claim will be paid in full in Cash: (a) no later than three days after the Professional Fee Claim is Allowed; (b) on any other terms the holder of an Allowed Professional Fee Claim and the Reorganized Debtors or Liquidating Trustee may agree; or (c) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

On the Effective Date, the Liquidating Trustee shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date, plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used to pay the remaining Professional Fee Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Fee Claims have been paid in full, amounts remaining in such escrow account, if any, shall be transferred into the general funds of the Liquidating Trust to be used in accordance with the Liquidating Trust Agreement.

Each Person seeking an award by the Bankruptcy Court of Professional Fees must file with the Bankruptcy Court and serve on the Reorganized Debtors and the Liquidating Trustee its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the requesting Professional no later than twenty-one (21) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

11.2    Administrative Claims

The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims (but not including Professional Fee Claims or claims for the expenses of the members of any Committee or Administrative Claims), which date will be thirty (30) days after the Effective Date. Holders of Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary course liabilities, must submit a request for payment of such Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from recovering on account of such Claim. A notice prepared by the Debtors will set forth such date and constitute good and sufficient notice of the Administrative Claims Bar Date. The Liquidating Trustee and holders of Allowed Claims and Interests shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims. Holders of Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code are required to file a request for payment of such Administrative Claim on or before the Administrative Claims Bar Date or will forever be barred from recovering on account of such Claim.

11.3    Administrative Ordinary Course Liabilities

Holders of Administrative Claims that are based on liabilities incurred in the ordinary course of the Debtors’ businesses (other than Claims of Governmental Units for taxes and for interest and/or penalties related to such taxes) shall not be required to file any request for payment of such Claims. Such Administrative Claims, unless objected to, shall be paid in Cash in the ordinary course of business, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim.

11.4    Administrative Tax Claims

All Administrative Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, will be paid on the later of (i) thirty (30) days following the Effective Date; (ii) thirty (30) days following the entry of a Final Order of the Bankruptcy Court allowing such Administrative Tax Claim or (iii) pursuant to the provisions of, and at the time provided in section 505(b)(2) of the Bankruptcy Code.

ARTICLE XII

LIQUIDATING TRUST AND LIQUIDATING TRUSTEE

12.1    Generally

On the Effective Date the Liquidating Trust will be created and, except as otherwise provided in the Plan, the Liquidating Trust Assets shall be transferred to and vest in the Liquidating Trust to be administered by the Liquidating Trustee for the benefit of the beneficiaries of the Liquidating Trust. The beneficiaries of the Liquidating Trust are the holders of Allowed Claims against the Debtors and Allowed Interests in Seahawk.

12.2    Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trustee shall execute the Liquidating Trust Agreement on behalf of the Liquidating Trust. The Reorganized Debtors will transfer the Liquidating Trust Assets to the Liquidating Trust.

12.3    Purpose of the Liquidating Trust

The Liquidating Trust shall exist after the Effective Date, with all the powers of a trust under applicable Texas law. The Liquidating Trust shall execute and consummate such assignments, purchase agreements, bills of sale, operating agreements, conveyance documents and all other transaction documents, contracts, agreements, and instruments as are necessary to implement and consummate the transactions required under or in connection with the Plan, on or after the Effective Date.

On and after the Effective Date, the Liquidating Trust will own the Liquidating Trust Assets and shall act as necessary to liquidate the Liquidating Trust Assets and to enhance or preserve the value of the Liquidating Trust Assets.

12.4    Appointment of the Liquidating Trust Board

In the event that the Liquidating Trustee is selected by the Unsecured Creditors Committee in accordance with section 12.5, the Unsecured Creditors Committee shall appoint two members of the Trust Committee and the Equity Committee shall appoint one member. In the event that the Liquidating Trustee is selected by the Equity Committee in accordance with section 12.5, the Equity Committee shall appoint two members of the Liquidating Trust Board Committee and the Creditors Committee shall appoint one member. In no event shall Pride or its designee be a member of the Liquidating Trust Board.

The Liquidating Trustee shall be required by the Liquidating Trust Agreement to consult with and report to the Liquidating Trust Board and the authority of the Liquidating Trust Board shall be as set forth in this Plan and the Liquidating Trust Agreement.

12.5    Appointment of the Liquidating Trustee

In the event that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and

Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors, but not including any claims by Pride regarding letters of credit which have not been drawn as of the Confirmation Date and any Pre-Effective Date Interest and Post-Effective Date Interest thereon exceeds by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining on the Confirmation Date, the Liquidating Trustee will be selected by the Creditors Committee.

In the event that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors but not including any claims by Pride regarding letters of credit which have not been drawn as of the Confirmation Date and any Pre-Effective Date Interest and Post-Effective Date Interest thereon does not exceed by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining on the Confirmation Date, the Liquidating Trustee will be selected by the Equity Committee.

Any dispute regarding the rights of the Equity Committee and the Creditors Committee to select the Liquidating Trustee or appoint members of the Liquidating Trust Board in accordance with sections 12.4 or 12.5 of the Plan will be heard and resolved by the Bankruptcy Court prior to the Effective Date of the Plan.

If the letters of credit are drawn at any time after the Confirmation Date, or other circumstances change, so that the total aggregate amount of obligations of the Reorganized Debtors, the Debtors and the Liquidating Trust payable under the Plan, including the Creditor and Liquidation Plan Payments in connection with the bankruptcy case and the consummation of the Plan and the wind down and liquidation of the Liquidating Trust and the Reorganized Debtors, and including any claims by Pride regarding the letters of credit if they have been called, including any interest thereon, exceeds by more than $5 million the sum of (1) the Hercules Common Stock Value and (2) Cash remaining in the Liquidating Trust or Reorganized Debtors, then the Liquidating Trust Board member initially appointed by the Creditors Committee may (i) replace one member of the Liquidating Trust Board with a new member of his or her choice, and (ii) the two members of the Liquidating Trust Board initially selected by the Equity Committee shall agree which of them shall step down and, in the absence of such agreement, the Liquidating Trust Board member initially appointed by the Creditors Committee shall determine which of the two members of the Liquidating Trust Board initially selected by the Equity Committee shall be replaced by the new member of the Liquidating Trust Board selected pursuant to this provision.

The Trustee will serve from and after the Effective Date until a successor is duly elected or appointed by the Liquidating Trust Board pursuant to the provisions of the Liquidating Trust Agreement.

12.6    Powers of the Liquidating Trustee

The Liquidating Trustee shall receive title to the Liquidating Trust Assets transferred by the Reorganized Debtors to the Liquidating Trust on the Effective Date. Subject to the provisions of the Liquidating Trust Agreement, the Liquidating Trustee shall have the power and authority to perform the following acts, among others:

(a)    accept the Liquidating Trust Assets transferred and provided to the Liquidating Trust pursuant to the Liquidating Trust Agreement and the Plan;

(b)    fund or arrange for the funding of the Plan and administration of the Reorganized Debtors as may be necessary to pay obligations to holders of Allowed Claims and Allowed Interests under the Plan;

(c)    act as the Plan Agent in respect of the Reorganized Debtors;

(d)    file, settle, compromise, withdraw, or litigate to judgment any objections to Claims;

(e)    file, settle, compromise, withdraw, or litigate to judgment any motions, applications, adversary proceedings, contested matters and other litigation matters, whether filed or commenced by the Debtors after the Petition Date or by the Liquidating Trustee after the Effective Date, including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(f)    inform the Reorganized Debtors when Claims and Interests have been Allowed so that the Escrow Agent, acting on behalf of the Reorganized Debtors, may make Distributions of Hercules Common Stock to the holders of such Allowed Claims and Interests;

(g)    pay and discharge any costs, expenses, fees or obligations of the Escrow Agent incurred by the Reorganized Debtors in connection with the Distributions of Hercules Common Stock in accordance with the Plan;

(h)    distribute Liquidating Trust Assets to Beneficiaries, as defined in the Liquidating Trust Agreement in accordance with the terms of the Liquidating Trust Agreement;

(i)    perfect and secure his/her right, title and interest to any and all Liquidating Trust Assets;

(j)    reduce all of the Liquidating Trust Assets to his possession and conserve, protect, collect and liquidate or otherwise convert all Liquidating Trust Assets, with the exception of the New Common Stock of Reorganized Seahawk, into Cash;

(k)    distribute the net proceeds of Liquidating Trust Assets as specified herein;

(l)    release, convey, subordinate or assign any right, title or interest in or to the Liquidating Trust Assets;

(m)    pay and discharge any costs, expenses, fees or obligations deemed necessary to preserve the Liquidating Trust Assets, and to protect the Liquidating Trust and the Liquidating Trustee from liability;

(n)    deposit Liquidating Trust funds and draw checks and make disbursements thereof;

(o)    employ such attorneys, accountants, engineers, agents, tax specialists, other professionals, and clerical assistance as the Liquidating Trustee may deem necessary. The Liquidating Trustee shall be entitled to rely upon the advice of retained professionals and shall not be liable for any action taken in reliance of such advice. The fees and expenses of all such professionals shall be charges as expenses of the Liquidating Trust and shall be paid upon approval of the Liquidating Trustee;

(p)    employ brokers, investment brokers, sales representatives or agents, or other Persons necessary to manage the Liquidating Trust Assets;

(q)    exercise any and all powers granted the Liquidating Trustee by any agreements or by Texas common law or any statute that serves to increase the extent of the powers granted to the Liquidating Trustee hereunder;

(r)    take any action required or permitted by the Plan or the Liquidating Trust Agreement;

(s)    execute obligations, whether negotiable or non-negotiable;

(t)    sue and be sued;

(u)    settle, compromise or adjust by arbitration, or otherwise, any disputes or controversies in favor or against the Liquidating Trust;

(v)    waive or release rights of any kind;

(w)    appoint, remove and act through agents, managers and employees and confer upon them such power an authority as may be necessary or advisable;

(x)    negotiate, renegotiate or enter into any contract or agreements binding the Liquidating Trust, and to execute, acknowledge and deliver any and all investments that are necessary, required or deemed by the Liquidating Trustee to be advisable in connection with the performance of his/her duties;

(y)    borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations (including any fiduciary hereunder) for such purposes as may be deemed advisable, and secure such loans with any of the Trust Assets, so long as the terms of any such borrowing provide that no recourse shall be had to the Liquidating Trustee, or any Reorganized Debtors or Beneficiary on any such debt; and

(z)    in general, without in any manner limiting any of the foregoing, deal with the Liquidating Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owing the same to deal therewith, whether similar to or different from the ways above specified, at any time or times hereafter.

12.7    Payment of Expenses Incurred by the Liquidating Trust

The Liquidating Trustee, including any successor Liquidating Trustee, may commit the Liquidating Trust to pay the Liquidating Trustee, from the Liquidating Trust Assets, reasonable compensation, as approved by the Liquidating Trust Board, for its services rendered and reimbursement of expenses incurred. Professionals retained by the Liquidating Trust or the Reorganized Debtors shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred. The payment of the fees and expense of the professionals retained by the Liquidating Trust or the Reorganized Debtors shall be made in the ordinary course of business from the Liquidating Trust Assets.

12.8    Exculpation and Indemnification of the Liquidating Trustee

The Liquidating Trustee shall not be liable for actions taken or omitted in his capacity as trustee of the Liquidating Trust, except those acts arising out of fraud, willful misconduct, or gross negligence. The Liquidating Trustee shall be entitled to indemnification and reimbursement for all losses, fees, and expenses in defending any and all of his actions or inactions in his capacity as Liquidating Trustee, except for any actions or inactions involving his own fraud, willful misconduct, or gross negligence. Any indemnification claim of the Liquidating Trustee shall be satisfied from the assets of the Liquidating Trust.

The Liquidating Trust shall, to the fullest extent permitted by Texas law, indemnify and hold harmless the Liquidating Trustee, the Liquidating Trust Board, and agents, representatives, attorneys, professionals and employees of the Liquidating Trust (each an “Indemnified Party”), from and against any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to, attorney’s fees and costs, arising out of or due to their actions or omissions with respect to the Liquidating Trust or the implementation or administration of the Liquidating Trust Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the Liquidating Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

12.9    Retention of Funds Prior to Distribution

The Liquidating Trustee shall collect all Cash constituting Liquidating Trust Assets and, pending distribution, shall deposit such Cash with a FDIC-insured financial institution that has banking services. The Liquidating Trustee will deposit Cash so that it is adequately insured. Notwithstanding the foregoing, the Liquidating Trustee may invest all Cash funds (including any earnings thereon or proceeds therefrom) in the same manner as chapter 7 trustees are required to invest funds pursuant to the guidelines of the United States Trustee’s Office, provided that the Liquidating Trustee shall invest funds held in only demand and time deposits, such as short-term certificates of deposit, in banks or savings institutions, or other temporary, liquid and low-risk investments, such as Treasury bills. The Liquidating Trustee shall hold all such funds until they are distributed pursuant to the Plan.

The Liquidating Trustee will not be required to post a bond or be audited or monitored except as otherwise expressly provide in the Liquidating Trust Agreement. Forty-five (45) days after the end of each calendar year of the Liquidating Trust and forty-five (45) days after termination of the Liquidating Trust, the Trustee will file with the Bankruptcy Court an unaudited written report and account showing (i) the assets and liabilities of the Liquidating Trust at the end of such year or upon termination; (ii) any changes in the Liquidating Trust Assets that have not been previously reported, and (iii) any material action taken by the Liquidating Trustee in the performance of his duties under the Liquidating Trust Agreement that has not been previously reported.

12.10    Distributions to Liquidating Trust Beneficiaries

The Liquidating Trustee, within a reasonable period after receipt of Available Cash sufficient to make a Distribution, may distribute such Available Cash, to the beneficiaries of the Liquidating Trust, after deducting any costs and expenses associated with operation of the Liquidating Trust, as provided by this Plan.

12.11    Representation of Liquidating Trust

The professionals employed by the Liquidating Trust are expressly authorized to simultaneously represent any party on any matter not directly adverse to the Liquidating Trust.

12.12    Termination of the Liquidating Trust

The Liquidating Trust shall remain and continue in full force and effect until the earlier of five (5) years from the Effective Date or the date on which (1) all Liquidating Trust Assets have been distributed or abandoned and all Hercules Common Stock has been distributed by the Escrow Agent on behalf of the Reorganized Debtors, (2) all costs, expenses, and obligations incurred in administering the Liquidating Trust have been fully paid, and (3) all remaining income and proceeds of the Liquidating Trust Assets have been distributed in accordance with the provisions of the Plan; provided, however, that if the complete liquidation of the Liquidating Trust Assets and satisfaction of all remaining obligations, liabilities and expenses of the Liquidating Trust pursuant to the Plan has not been completed prior to five (5) years from the Effective Date, the Liquidating Trustee may, for good cause shown, seek the approval of the Bankruptcy Court for an extension of the termination date of the Liquidating Trust for a specified period of time in order to complete the purpose of the Liquidating Trust as set forth in the Plan and the Liquidating Trust Agreement.

On the termination date of the Liquidating Trust, the Liquidating Trustee will execute and deliver any and all documents and instruments reasonably requested to evidence such termination. Upon termination and complete satisfaction of its duties under the Liquidating Trust Agreement, the Liquidating Trustee will be forever discharged and released from all power, duties, responsibilities and liabilities pursuant to the Liquidating Trust other than those attributable to fraud, gross negligence or willful misconduct of the Liquidating Trustee.

12.13    Resignation of the Liquidating Trustee

The Liquidating Trustee may resign at any time by giving written notice to the Liquidating Trust Board and such resignation shall be effective upon the date provided in such notice. In the case of the resignation of the Liquidating Trustee, a successor Liquidating Trustee shall thereafter be appointed by the Liquidating Trust Board, whereupon such resigning Liquidating Trustee shall convey, transfer and set over to such successor Liquidating Trustee by appropriate instrument or instruments all of the Liquidating Trust Assets then unconveyed or otherwise undisposed of and all other assets then in his possession the Liquidating Trust Agreement. Without further act, deed or conveyance, a successor Liquidating Trustee shall be vested with all the rights, privileges, powers and duties of the Liquidating Trustee, including the authority to act as the Plan Agent, except that the successor Liquidating Trustee shall not be liable for the acts or omissions of his predecessor(s). Each succeeding Liquidating Trustee may in like manner resign and another may in like manner be appointed in his place.

12.14    Transferability

None of the Liquidating Trustee, the Escrow Agent or the Reorganized Debtors will issue to the holders of Allowed Claims against the Debtors or holders of Allowed Interests in Seahawk, certificates in, or other tangible evidence of ownership of, the Liquidating Trust Assets or the Hercules Common Stock Escrow Account. No holder of an Allowed Claim against the Debtor or holder of an Allowed Interest in Seahawk may assign, convey or otherwise transfer any of its right, title or interest in or to the distributions under the Plan, the Liquidating Trust Assets or the Hercules Common Stock Escrow Account, except for any such assignment, conveyance or transfer that occurs by will, the laws of descent and distribution or by operation of law.

ARTICLE XIII

CONFIRMATION AND CONSUMMATION OF THE PLAN

13.1    Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 13.4 of the Plan:

(a)    The Bankruptcy Court shall have approved a Disclosure Statement Order that is a Final Order in a form and substance acceptable to the Debtors and the Committees.

(b)    The Confirmation Order shall be in form and substance to the Debtors and the Committees.

13.2    Occurrence of the Effective Date

The following are the conditions to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 13.4 below:

(a)    The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors and the Committees.

(b)    All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

(c)    The Debtors shall have established, or made provisions with the proposed Liquidating Trustee to establish, each of the Reserves required under the Plan.

(d)    There shall not be in effect on the Effective Date any (i) order entered by any court of competent jurisdiction, (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity, or (iii) applicable law in effect staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan.

(e)    No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall remain pending.

(f)    All transactions contemplated by the Plan for the implementation thereof shall have been accomplished or waived.

(g)    The Committees shall have approved all documents to be executed in connection with the occurrence of the Effective Date of the Plan, including any documents filed as part of the Plan Supplement.

(h)    All conditions to the consummation of the transactions contemplated by the Plan shall have been satisfied or waived.

(i)    The Debtors shall have filed on the docket of the Bankruptcy Court a Notice of Effective Date stating that (1) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Committees, (2) the Effective Date has occurred and specifying the date thereof for all purposes under the Plan, and (3) setting forth the name, address, email address and telephone number of the Liquidating Trustee.

13.3    Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.4    Waiver of Conditions

Each of the conditions set forth in Sections 13.1 and 13.2 of the Plan, other than 13.1 (b) and 13.2 (a),(c), (h) and (i), may be waived in whole or in part by written consent of the Debtors and the Committees.

13.5    Revocation, Withdrawal, Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file any subsequent plan of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the

Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person. In the event that the Debtors revoke or withdraw the Plan without the written consent of the Equity Committee and the Creditors Committee, all rights of exclusivity to file and obtain acceptances of a plan pursuant to Section 1121 of the Bankruptcy Code shall be automatically terminated and may not be reinstated.

ARTICLE XIV

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

14.1    Compromise and Settlement

Except as provided in Section 14.2, it is not the intent of the Debtors that confirmation of the Plan shall, in any manner, alter or amend any settlement and compromise between the Debtors and any Person that has been approved by the Bankruptcy Court (each, a “Prior Settlement”). To the extent that there is any conflict between the terms of the Plan and the terms of any Prior Settlement, the terms of the Prior Settlement shall control and such Prior Settlement shall be enforceable according to its terms.

Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Liquidating Trustee may compromise and settle Claims against the Debtors and claims that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

After the Effective Date, the Liquidating Trustee may compromise and settle any Claims against the Debtors or the Liquidating Trust and claims he or she may have against other Persons without approval from the Bankruptcy Court.

14.2    Satisfaction of Claims

The provisions of the Plan shall bind the Debtors, any entity issuing securities under the plan, any entity acquiring property under the Plan, and any creditor or equity security holder in the Debtors, whether or not the claim or interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan and the rights afforded in the Plan and the payment of Claims and Interests herein shall be in exchange for, and in complete satisfaction, settlement and release of, all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, Assets, properties, or interests in property.

Neither Purchaser, nor any of its successors or assigns, including any Assets, properties or interests of Debtors and its successors and assigns, shall be responsible for any pre-Closing Date obligations of the Debtors, except those expressly assumed by Purchaser.

Additionally, under the Plan, the transfer of the Purchased Assets to the Purchaser, the vesting of the Hercules Common Stock in the Reorganized Debtors and the transfer of the Liquidating Trust Assets to the Liquidating Trust shall be free and clear of any and all liens, claims, encumbrances and interests, with any such liens, claims, encumbrances and interests attaching to the proceeds of those assets in the same priority as they existed with respect to those assets.

14.3    Exculpation and Limitation of Liability

Notwithstanding any other provision of the Plan to the contrary, no holder of a Claim or Interest, no Entities who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of any of the foregoing, shall have any cause of action or right of action, whether in law or equity, whether for breach of contract, statute, or tort claim, against the Debtors (including their directors, officers and employees), the Reorganized Debtors (including their directors, officers and employees), the Equity Committee and the Creditors Committee (including any present and former members of either thereof and any and all of their professionals), the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Board, legal, financial or restructuring advisors of the Debtors, the Reorganized Debtors, and the Liquidating Trustee, their respective successors or assigns, or their Estates, assets, properties, or interests in property, for any act or omission in connection with, relating to, or arising out of, these Chapter 11 Cases, the good faith solicitation of the Plan in accordance with section 1125(e) of the Bankruptcy Code, the pursuit of Confirmation of the Plan, consummation of the Plan, or the administration of the Debtors, the Plan or the property sold pursuant to the APA or to be distributed under the Plan.

14.4    Good Faith

As of the Confirmation Date, the Debtors and all other Persons soliciting acceptances or rejections of the Plan shall be deemed to have solicited acceptances or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

14.5    Plan Injunction

The provisions of the Plan shall bind the Debtors, any entity issuing securities under the Plan, any entity acquiring property under the Plan, and any creditor or equity security holder in the Debtors, whether or not the claim or interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan. Therefore, except as otherwise provided in the Plan or prior orders of the Bankruptcy Court, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors prior to the Effective Date are prohibited from taking any of the following actions against the Debtors, the Reorganized Debtors, the Purchaser, the Committees, the Liquidating Trust, the Liquidating Trust Board or each of their respective successors or assigns, or their Estates, assets, properties, or interests in property, on account of any such Claims or Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding to enforce such Claim; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order regarding such Claim; (c) creating, perfecting or enforcing any lien or encumbrance relating to such Claim; and (d) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan or under the APA.

14.6    Covenants of the Debtors and Their Estates

The Debtors, on behalf of themselves and their respective estates, successors and assigns, any and all Persons or Entities that may purport to claim through, under, for, or because of any of the foregoing, including the Reorganized Debtors and the Liquidating Trustee (collectively, the “Covenanting Parties”), shall not record or execute (i.e. seek to collect or recover, directly or indirectly) any judgment against any current or former officer or director of the Debtors for actions taken on or after the Spin-off Date (the “Covered Officers and Directors”) or any of their respective assets and properties, other than insofar as may be specifically permitted by this section. Instead, the execution, enforcement or collection of any judgments against the Covered Officers and Directors shall be undertaken by the Covenanting Parties only against the proceeds of any applicable directors’ and officers’ insurance policies, and any such judgments may only be executed, enforced or collected against the Covered Officers and Directors from and to the extent of such proceeds, if any. None of the Covenanting Parties shall otherwise proceed in any manner that does not conform or comply with the provisions of this covenant not to execute.

For the avoidance of doubt, the covenant not to execute shall not be deemed to operate as a release of any claims or as a restriction on any party’s right to commence or pursue litigation, except as expressly set forth below.

Nothing in this Plan shall (a) constitute a determination that the proceeds, if any, of the directors’ and officers’ insurance policies are property of the Estates, or (b) impair, abridge, or otherwise alter the scope, extent, validity, enforceability or binding effect of any directors’ and officers’ insurance policies at any time purchased or entered into by any of the Debtors, and all such directors’ and officers’ insurance policies shall remain valid, binding and enforceable against the respective insurance carriers as if the Debtors had not filed petitions for relief under chapter 11 of the Bankruptcy Code. Additionally, and for avoidance of doubt, the rights of any Persons or Entities to collect proceeds from any such directors’ and officers’ insurance policies remains unchanged notwithstanding the confirmation of the Plan.

Notwithstanding anything to the contrary herein, the covenant not to execute shall not apply to (i) the personal liability of any of the Covered Officers and Directors to any of the Debtors with respect to any promissory notes made by any of the Covered Officers and Directors payable to the Debtors, or (ii) any liability arising from any willful misconduct or gross negligence of the Covered Officers and Directors. Further, the covenant not to execute shall not affect the rights of any party to object to any proofs of claims filed by any Covered Officers and Directors or to exercise rights of setoff against such proofs of claim.

The Reorganized Debtors shall support and defend the Covered Officers and Directors with respect to the covenant not to execute by enforcing the foregoing provisions in the

Bankruptcy Court or any other court of competent jurisdiction, and by paying any and all reasonable and documented out of pocket fees, costs or other expenses incurred in the defense of the Covered Officers and Directors to the extent necessary to effectuate and enforce the covenant not to execute.

Notwithstanding any provision of this Plan or the Confirmation Order, the Covered Officers and Directors shall be entitled to retain their rights to indemnity and their rights for payment or reimbursement of defense costs from the existing or prior directors’ and officers’ insurance policies in accordance with the provisions of such policies and from the Debtors or the Reorganized Debtors, provided however, that in no event shall the Debtors, or the Reorganized Debtors or the Liquidating Trust be liable for any such indemnity obligation or payment or reimbursement of defense costs over and above any amounts reimbursed to the Debtors, Reorganized Debtors or the Liquidating Trust by or under existing or prior directors’ and officers’ insurance policies.

14.7    Release of and by Purchaser

On and after the Effective Date, Purchaser, on behalf of itself and its subsidiaries and affiliates shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Debtors; (ii) the Debtors’ current and former directors, managers, officers, employees, attorneys and other representatives; (iii) legal, financial and restructuring advisors of the Debtors; and (iv) the Liquidating Trust, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, including any derivative Claims asserted or assertable against the Debtors, their Estates, and the Liquidating Trust whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that Purchaser, its subsidiaries and affiliates or any Entity claiming by or through Purchaser or its subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, save and except any continuing obligations under the APA.

On and after the Effective Date, the Debtors shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released the Purchasers from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that the Debtors, or any Entity claiming by or through the Debtors or its subsidiaries, now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, save and except any continuing obligations under the APA.

14.8    Setoffs and Recoupment

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, the Reorganized Debtors or the Liquidating Trustee may setoff and/ or recoup against any Claim and the distributions to be made pursuant to the Plan on account of such Claim (before such distribution is made), any Claims, rights, and Causes of Action of any nature that the Reorganized Debtors or the Liquidating Trustee, as applicable, may hold against the holder of such Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise). Nothing contained in this Plan shall limit or restrict or impair any rights of recoupment or setoff of the holders of Claims against the Debtors.

14.9    Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created by the Debtors pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests against any Assets of the Debtors that are transferred to Purchaser or the Liquidating Trust shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall attach to the Sale Proceeds.

In addition to, and in no way a limitation of, the foregoing, to the extent the Debtors’ property or assets are encumbered by mortgages, security interests or Liens of any nature for which any holder of such mortgages, security interests or Liens does not have an Allowed Claim against such Debtor, such mortgages, security interests or Liens shall be deemed fully released and discharged for all purposes and such holder shall execute such documents as reasonably requested by Debtors or the Liquidating Trustee, as applicable, in form and substance as may be necessary or appropriate to evidence the release of any such mortgages, security interests or Liens of any nature. If such holder fails to execute such documents, the Debtors or the Liquidating Trustee, as applicable, is authorized to execute such documents on behalf of such holder and to cause the filing of such documents with any or all governmental or other entities as may be necessary or appropriate to effect such releases.

14.10    Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and Claims between or among holders of Claims relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the Distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date.

Distributions to the holders of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holders of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

14.11    Rights of Defendants in Avoidance Actions

Notwithstanding any other provision in the Plan, if a defendant in an action brought by the Debtors, Reorganized Debtors or the Liquidating Trustee under sections 547 or 548 of the Bankruptcy Code is ordered to pay the Debtors’ estates or the Liquidating Trust on account of that Cause of Action and that defendant, thereafter, pays the amount ordered, then that defendant shall be entitled to an Allowed Claim for the amount so paid to the extent provided in Section 502(h) of the Bankruptcy Code. Any Claim allowed under this section shall be added to the Claims Register and shall be entitled to treatment and distribution under the Plan as a Class 4 Allowed General Unsecured Claim.

14.12    Deadline for Bringing Causes of Action Against Covered Officers and Directors

Notwithstanding anything to the contrary herein, the Liquidating Trustee shall have the sole authority on behalf of the Debtors’ estates to pursue Causes of Action against the Covered Officers and Directors (as defined in section 14.6). The Liquidating Trustee shall have one hundred and eighty (180) days from the Effective Date to file and/or assert any Causes of Action against any of the Covered Officers and Directors. To the extent the Liquidating Trustee does not file any Causes of Action against the Covered Officers and Directors, such claims shall be unequivocally released, waived, forfeited, abandoned and forever barred.

ARTICLE XV

RETENTION OF JURISDICTION

Under sections 105 and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(a)    enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(b)    hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Disclosure Statement and Plan and all contracts, instruments, and other agreements executed in connection with the Disclosure Statement and Plan;

(c)    hear and determine any disputes regarding the interpretation or implementation or breach of the APA;

(d)    hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(e)    issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(f)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(g)    hear and determine any matters arising in connection with or relating to the Disclosure Statement, the Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(h)    enforce all orders, judgments, injunctions, releases, exculpations and rulings entered in connection with the Chapter 11 Cases;

(i)    hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(j)    hear and determine matters relating to the allowance, disallowance, determination, classification, estimation and/or liquidation of Claims against the Debtors and to enter or enforce any order requiring the filing of any such Claim before a particular date;

(k)    hear and determine motions, applications, adversary proceedings, contested matters and other litigation matters filed or commenced after the Petition Date by the Debtors in which the Reorganized Debtors or the Liquidating Trustee have substituted in as a party including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(l)    hear and determine motions, applications, adversary proceedings, contested matters and other litigation matters filed or commenced by the Reorganized Debtors or the Liquidating Trustee after the Effective Date, including proceedings with respect to the rights and claims of the Debtors to recover property in Avoidance Actions, or the prosecution of any Causes of Action, or otherwise seeking to collect or recover on account of any Causes of Action;

(m)    hear and determine all applications, Claims, adversary proceedings and contested matters pending as of the Effective Date; and

(n)    enter a final decree closing the jointly-administered Chapter 11 Cases.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1    Amendments and Modification

The Debtors may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the consent of the Committees.

After the Confirmation Date and prior to “substantial consummation” of the Plan, the Debtors may, under section 1127(b) of the Bankruptcy Code, and with the consent of the Committees, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

16.2    Payment of Statutory Fees

On or before the Effective Date, the Debtors shall have paid in full, in Cash (including by check or ACH transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

16.3    Binding Effect

As of and upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, and all other parties-in-interest in these Chapter 11 Cases.

16.4    Term of Injunctions or Stay

Unless otherwise provided in the Plan or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or Confirmation Order shall remain in full force and effect in accordance with their terms.

16.5    Dissolution of Committees

Any and all Committees appointed under the Bankruptcy Code shall be dissolved and the members of any such Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases upon the later of (a) the Effective Date of the Plan, (b) the Confirmation Order becoming a Final Order and (c) any orders entered in connection with the applications for reimbursement of fees and expenses of the Professionals for the Committees and the expenses of the Committee members becoming Final Orders.

16.6    No Admissions

To the extent that the Effective Date does not occur, nothing in the Plan shall be deemed an admission by the Debtors or any other person or entity with respect to any matter set forth in the Plan, including, without limitation, liability on any Claim.

16.7    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Disclosure Statement and Plan and any agreements, documents, and instruments executed in connection with the Disclosure Statement and Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) provided, however, that corporate governance matters relating to the Debtors not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

16.8    Subordination

The right of the Debtors, and upon the Effective Date, the Reorganized Debtors and the Liquidating Trustee, to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a Subordinated Claim or subordinated Interest at any time shall be modified to reflect such subordination.

16.9    Plan Supplements

Any exhibits or schedules to be filed as part of the Plan not initially filed with the Plan shall be subsequently filed in a Plan Supplement(s) prior to the Confirmation Hearing. Holders of Claims or Interests may obtain a copy of the Plan Supplements upon written request to counsel for the Debtors or may view Plan Supplements online any time through the Bankruptcy Court’s PACER System at www.txs.uscourts.gov or at the website of the Claims, Notice and Balloting Agent, www.kccllc.net/seahawk. The Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date.

16.10    Notices

Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Seahawk Drilling, Inc.

Attn: President and Chief Executive Officer

5 Greenway Plaza, Suite 2700

Houston, Texas 77046

Facsimile: (713) 369 7312

with a copy to:

Fulbright & Jaworski L.L.P.

Attn:  Berry D. Spears, Esq.

 Johnathan C. Bolton, Esq.

1301 McKinney, Suite 5100

Houston, Texas 77010

Facsimile: (713) 651-5151

If to the Liquidating Trustee:

As the address set forth in the Notice of Effective Date filed in accordance with section 13.2 of the Plan

16.11    Severability of Plan Provisions

If, before the Confirmation Order, the Bankruptcy Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, and with the consent of the Committees, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise. Otherwise, the Plan shall be withdrawn. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

16.12    U.S. Trustee Quarterly Reports

After the Confirmation Date, the Liquidating Trustee will file with the Bankruptcy Court, and serve on the U.S. Trustee, quarterly financial reports in a format prescribed by the U.S. Trustee, and the Liquidating Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. §1930(a)(6).

16.13    Default under the Plan

Except as otherwise provided for in this Plan, after the Effective Date, in the event of an alleged default by the Liquidating Trustee under the Plan, any party alleging such default shall provide written notice of the default (the “Plan Default Notice”) to the Liquidating Trustee at the addresses set forth in Notice of Effective Date filed pursuant to section [13.2(h)] of the Plan with a copy thereof to the Debtor’s counsel at the address set forth in the Plan. The Liquidating

Trustee shall have thirty (30) days from receipt of the Default Notice to cure any actual default that may have occurred.

The Liquidating Trustee reserves the right to dispute that an alleged default has occurred and shall notify the party alleging such default that the Liquidating Trustee contends no default has occurred, with such notice to be sent within the thirty (30) day time period following receipt of the Default Notice. In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and with respect to any remedy therefor.

In the event the Liquidating Trustee fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Dated: July 6, 2011

Respectfully Submitted,

SEAHAWK DRILLING, INC. AND ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS-IN- POSSESSION IN THE CHAPTER 11 CASES

By:	/s/ James R. Easter
James R. Easter President and Chief Executive Officer

Plan Schedule I:    Retained Causes of Action

(to be provided)

Plan Schedule II:

List of Assumed and Assigned Executory Contracts and Unexpired Leases

(subject to modification)

Plan Schedule III:    Liquidating Trust Agreement

(to be provided in Plan Supplement)

Plan Schedule IV:

List of Litigation and Other Contingent Unsecured Claims

(to be provided)